                                                                     Exhibit 5.1

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                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                   IMRS INC.,

                                IP MERGER, INC.

                                      AND

                               PILLAR CORPORATION

                                      AND

                            AMERICAN STOCK TRANSFER
                                & TRUST COMPANY



                          Dated as of November 7, 1994




================================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS


                                                            Page
                                                            ----
ARTICLE I    THE MERGER

  Section 1.1   The Merger...............................     1
  Section 1.2   Effective Time...........................     1
  Section 1.3   Effects of the Merger....................     1
  Section 1.4   Articles of Incorporation and
                 By-laws.................................     1
  Section 1.5   Directors and Officers of the
                 Surviving Corporation...................     1
  Section 1.6   Written Consent of the Shareholders
                 of the Company..........................     2
  Section 1.7   Closing; Consummation of the Merger......     2

ARTICLE II   CONVERSION OF SHARES; EXCHANGE OF SHARES;
             DISSENTING SHARES

  Section 2.1   Conversion of Company Shares.............     3
  Section 2.2   Delivery of Merger Consideration.........     6
  Section 2.3   Dissenting Company Shares................     8
  Section 2.4   No Fractional Shares.....................     8
  Section 2.5   Adjustments..............................     9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF
             PARENT AND MERGER SUB

  Section 3.1   Organization and Qualification...........     9
  Section 3.2   Capitalization...........................    10
  Section 3.3   Authority Relative to this
                 Agreement...............................    10
  Section 3.4   Non-Contravention........................    10
  Section 3.5   Reports and Financial Statements.........    10
  Section 3.6   Validity of Parent Common Stock..........    11
  Section 3.7   Consents and Approvals of
                 Governmental Authorities................    11
  Section 3.8   Absence of Certain Changes or Events.....    11
  Section 3.9   Accuracy of Information..................    11

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF
             THE COMPANY

  Section 4.1   Organization and Qualification...........    12
  Section 4.2   Capitalization...........................    12
  Section 4.3   Subsidiaries.............................    13
  Section 4.4   Authority Relative to this
                 Agreement...............................    13

  Section 4.5   Non-Contravention.........................     14
  Section 4.6   Required and Other Consents...............     14
  Section 4.7   Financial Statements and Reports..........     15
  Section 4.8   Title to Properties and Assets............     15
  Section 4.9   Absence of Certain Changes or Events......     16
  Section 4.10  Disclosure of Liabilities.................     19
  Section 4.11  Accounts, Notes and Receivables...........     19
  Section 4.12  Inventories...............................     19
  Section 4.13  Litigation................................     20
  Section 4.14  Agreements................................     20
  Section 4.15  Licenses and Permits......................     22
  Section 4.16  Intellectual Property.....................     23
  Section 4.17  Source Code...............................     24
  Section 4.18  Employees.................................     25
  Section 4.19  Enforceability of Contracts, etc. ........     25
  Section 4.20  Taxes.....................................     26
  Section 4.21  Employment and Withholding Taxes..........     28
  Section 4.22  Insurance.................................     28
  Section 4.23  Books and Records.........................     29
  Section 4.24  Compliance with Governmental
                 Regulations..............................     29
  Section 4.25  Environmental Compliance..................     29
  Section 4.26  Fire, Flood, Accident, etc. ..............     32
  Section 4.27  Real Estate...............................     32
  Section 4.28  Bank Accounts.............................     33
  Section 4.29  Employee Plans............................     33
  Section 4.30  Consents and Approval of
                 Governmental Authorities.................     35
  Section 4.31  Conflicts of Interest.....................     35
  Section 4.32  Information Statements....................     35
  Section 4.33  Accuracy of Representations...............     36


ARTICLE V   COVENANTS

  Section 5.1   Conduct of Business by the Company
                 Pending the Merger.......................     36
  Section 5.2   Access and Information;
                 Confidentiality..........................     39
  Section 5.3   Reasonable Efforts........................     40
  Section 5.4   No Solicitation...........................     40
  Section 5.5   Public Announcements......................     41
  Section 5.6   Options...................................     41
  Section 5.7   Participation Agreements..................     41
  Section 5.8   Pooling...................................     41
  Section 5.9   Source Code Nondisclosure,
                 Protection and Security..................     42
  Section 5.10  Licenses of Software......................     43
  Section 5.11  Parent Execution of Agreements............     43
  Section 5.12  No Breaches...............................     43
  Section 5.13  Employment Benefits.......................     43
  Section 5.14  Form S-4..................................     43
  Section 5.15  Information Disclosure....................     44
  Section 5.16  Shareholder Approval......................     44
  Section 5.17  Special Escrow Shares.....................     44

ARTICLE VI    CONDITIONS

  Section 6.1   Conditions to Each Party's Obligation
                 to Effect the Merger.......................   45
  Section 6.2   Conditions to Obligation of the
                 Company to Effect the Merger...............   46
  Section 6.3   Conditions to Obligations of Parent
                 and Merger Sub to Effect the
                 Merger.....................................   49

ARTICLE VII   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
              COVENANTS; INDEMNIFICATION

  Section 7.1   Survival of Representations,
                 Warranties and Covenants...................   54
  Section 7.2   Indemnification.............................   54
  Section 7.3   Distribution and Claims.....................   55
  Section 7.4   Voting Rights and Distributions.............   58
  Section 7.5   The Indemnification Representative..........   59
  Section 7.6   Interest in Escrow Shares...................   60
  Section 7.7   Provisions Concerning the Escrow
                 Agent......................................   61
  Section 7.8   Arbitration.................................   63

ARTICLE VIII  TERMINATION; AMENDMENT AND WAIVER

  Section 8.1   Termination.................................   63
  Section 8.2   Effect of Termination.......................   64
  Section 8.3   Amendment...................................   65
  Section 8.4   Waiver......................................   65

ARTICLE IX    GENERAL PROVISIONS

  Section 9.1   Brokers.....................................   65
  Section 9.2   Notices.....................................   65
  Section 9.3   Interpretation..............................   66
  Section 9.4   Entire Agreement; Assignment................   67
  Section 9.5   Parties in Interest.........................   67
  Section 9.6   Validity....................................   67
  Section 9.7   Counterparts................................   67
  Section 9.8   Expenses....................................   67
  Section 9.9   Governing Law...............................   67
  Section 9.10  Sealed Instrument...........................   67


SIGNATURES

EXHIBITS

  EXHIBIT A     Agreement and Plan of Merger
  EXHIBIT B     Form of Written Consent
  EXHIBIT C     List of Principal Shareholders
  EXHIBIT D     Form of Restricted Securities and Registration
                  Rights Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


        Agreement and Plan of Reorganization, dated as of November 7, 1994, by and among IMRS Inc., a Delaware corporation ("Parent"), IP Merger, Inc., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Pillar Corporation, a California corporation (the "Company"), and, with respect to the matters set forth in Article VII hereof only, American Stock Transfer and Trust Company (the "Indemnification Escrow Agent").


                                  ARTICLE I

                                  THE MERGER

        Section 1.1 THE MERGER. Subject to the terms and conditions hereof, and in accordance with the California General Corporation Law (the "CCL"), Merger Sub will be merged with and into the Company (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in
Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

        Section 1.2 EFFECTIVE TIME. The Merger shall become effective upon the filing of a duly executed Agreement and Plan of Merger substantially in the form of Exhibit A hereto (the "Agreement of Merger") and the required officers' certificates (the "Officers' Certificates") with the Secretary of State of the State of California (the date and time of such filing being hereinafter referred to as the "Effective Time").

        Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1107 of the CCL. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent. The Merger is intended to be a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        Section 1.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation of the Surviving Corporation shall, at the Effective Time, be amended so as to read in its entirety as attached to the Agreement of Merger as Exhibit A thereto. The By-laws of the Surviving Corporation shall, at the Effective Time, be amended so as to read in its entirety as the By-laws of Merger Sub as in effect immediately prior to the Effective Time.

        Section 1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each director of the Company shall cease to hold such office, and the directors of the

Surviving Corporation shall be the following individuals, each of whom shall hold such office until the next annual meeting of shareholders of the Surviving Corporation and until his successor shall have been elected or appointed and qualify to serve, or otherwise as provided in the Articles of Incorporation or By-laws of the Surviving Corporation:


                    James Perakis
                    David Sample
                    Lucy Ricciardi

        At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in the same capacity or capacities, to serve until his or her successor shall have been duly elected and qualified to serve.

        Section 1.6 WRITTEN CONSENT OF THE SHAREHOLDERS OF THE COMPANY. The Company will take all action necessary in accordance with applicable law and its Amended and Restated Articles of Incorporation and by-laws to solicit the approval of this Agreement, the Merger and all the transactions contemplated hereby, by all shareholders of the Company, by means of a Written Consent of Shareholders (the "Company's Shareholders' Consent"). The Company shall use its best efforts to obtain such shareholder approval. The Company represents and warrants that its Board of Directors, at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the shareholders of the Company (the "Company Shareholders") and (ii) resolved to recommend to the shareholders of the Company that they approve this Agreement, the Merger and all the transactions contemplated hereby.

Section 1.7  CLOSING; CONSUMMATION OF THE MERGER.

        (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, subject to the provisions of Section 1.7(b), below: (a) at the offices of Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts 02109, on November 18, 1994, or (b) at such other date and place as Parent and the Company may agree (but in no event later than November 30, 1994, in the case that such parties are unable to agree). The date of the Closing, determined pursuant to this Section 1.7, is hereinafter referred to as the "Closing Date." If all conditions set forth in Article VI hereof are determined to be satisfied (or duly waived) at the Closing, as soon as practicable the parties hereto will cause the Merger to be consummated by the filing of the Agreement of Merger and Officers' Certificates with the Secretary of State of the State of California, in such form as required by and executed in accordance with the requirements of the CCL and the Closing shall be consummated.

        (b) Notwithstanding Section 1.7(a) above, if the Closing shall not occur by November 30, 1994, solely as a result of an inability to satisfy the Closing condition contained in Section 6.3(j), then the Closing shall occur at such date and place as Parent and the Company shall agree (but in no event later than December 31, 1994). In the event that the Closing still has not occurred by December 31, 1994 solely because of the inability to satisfy Section 6.3(j), Parent and the Company shall cooperate in the preparation of a Registration Statement on Form S-4 under the Securities Act of 1933 pursuant to Section 5.14 hereof to be mailed to the Company's Shareholders in connection with the approval of the transactions contemplated hereby and the Closing shall occur at such date and place as Parent and the Company may agree after the completion of the Company's shareholder solicitation (but in no event later than March 31, 1995, in the case that such parties are unable to agree).


                                   ARTICLE II

          CONVERSION OF SHARES; EXCHANGE OF SHARES; DISSENTING SHARES


Section 2.1  CONVERSION OF COMPANY SHARES.

        (a) Subject, without limitation, to the provisions of Section 2.2 hereof, at the Effective Time all of the shares of common stock, $.001 par value per share, of the Company (the "Company Common Shares") and all of the shares of preferred stock, $.001 par value per share, of the Company (the "Company Preferred Shares") (the Company Common Shares and the Company Preferred Shares shall be collectively referred to as the "Company Shares") issued and outstanding immediately prior to the Effective Time (excluding any Company Shares held by Parent or Merger Sub or any other subsidiary of Parent or by the Company, which shares shall be cancelled in the Merger and Dissenting Company Shares (as defined in Section 2.2 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, on a pro rata basis, shares of common stock, $.01 par value per share, of Parent (the "Parent Common Stock") based on the Conversion Ratio (as defined in
Section 2.1(c) below), and cash (rounded to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.4 below (such Parent Common Stock and cash being referred to herein as the "Merger Consideration"). The Company Shares that are actually issued and outstanding immediately prior to the Effective Time are sometimes referred to herein as the "Outstanding Company Shares." Employee stock options and stock purchase rights, and any other rights, warrants or options to acquire Company Shares and securities convertible into Company Shares which are outstanding immediately prior to the Effective Time and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 4.2 of the Company Disclosure Schedule (as defined below), and are sometimes referred to herein as the "Outstanding Company Options.")

        (b) The maximum number of shares of Parent Common Stock to be issued (which maximum number includes Parent Common Stock to be reserved for issuance upon exercise of the Outstanding Company Options assumed by Parent) in exchange for the acquisition of all outstanding Company Common Shares, Company Preferred Shares and assumption of all Outstanding Company Options, shall be 607,297, provided that such maximum number shall be adjusted to the extent required by Sections 2.1(c) and 2.5 herein.

        (c) The ratio at which one outstanding Company Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "Conversion Ratio" and shall be calculated as set forth in this Section 2.1(c). At the Effective Time, each Outstanding Company Share shall be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient obtained by dividing 607,297 (as may be adjusted, the "Numerator") by the sum of (A) the number of outstanding Company Shares immediately prior to the Effective Time and (B) the number of Company Shares issuable (without giving effect to any vesting provisions) upon the exercise of Outstanding Company Options immediately prior to the Effective Time; PROVIDED, however, that if the Average Price (as defined below) is greater than $34.00 per share of Parent Common Stock, then the Numerator shall be adjusted to a number equal to (i) the Transaction Value (as defined herein) divided by (ii) the Average Price (subject to a possible further adjustment pursuant to the second paragraph of this subsection (c) below). The "Transaction Value" shall equal the sum of (A) $20,648,100 and (B) a number equal to 607,297 multiplied by one-half of the difference between the Average Price and $34.00. Each holder of Company Shares shall have the right to receive that aggregate number of shares of Parent Common Stock equal to the foregoing quotient multiplied by the number of Company Shares held by such holder immediately prior to the Effective Time, subject to Section 2.4 herein. "Average Price" means the average (rounded to the nearest penny), for the six (6) consecutive trading days ending on and including the second trading day preceding the Closing Date, of the last reported sale price of shares of Parent Common Stock on The Nasdaq Stock Market's Nasdaq National Market ("NNM").

        In the event that the Closing takes place at any time after December 31, 1994, and Parent shall not have delivered the Special Notice (as defined in Section 5.17) to the Indemnification Escrow Agent pursuant to Section 5.17, then the Numerator shall be reduced (in addition to any reduction in the Numerator pursuant to the foregoing paragraph) by that number of shares of Parent Common Stock which is equal to the number calculated by dividing $1,500,000 by the Average Price.

        By way of example and illustration only: (i) if the Closing were to occur on January 2, 1995 and the Average Price calculated for such date were $38.00, and Parent shall not have delivered the Special Notice to the Indemnification Escrow Agent pursuant to Section 5.17, then the Numerator would be calculated as follows:

[(20,648,100) + (50% x 4)(607,297)]  -  (1,500,000)
- -----------------------------------     -----------
               38                           38       =  535,860.37

(ii) If the facts from example (i) were true, except that the Average Price were $32.00, then the Numerator would be calculated as follows:

        607,297 - (1,500,000)
                  -----------
                       38      = 567,824

        (d) At the Effective Time, each Company Share held by the Company shall automatically, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

        (e) At the Effective Time, each Company Share held by Parent or Merger Sub or any other subsidiary of Parent shall automatically, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

        (f) At the Effective Time, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into and exchangeable for one share of common stock, no par value per share, of the Surviving Corporation.

        (g)  At the Effective Time, Parent shall assume in accordance with
Section 425(a) of the Internal Revenue Code and the regulations promulgated thereunder the Company's rights and obligations with respect to each Outstanding Company Option issued under the Company's 1988 Stock Option Plan and 1992 Long-Term Equity Incentive Plan (together, the "Option Plans") and each holder shall thereby be entitled to acquire on substantially the same terms (including the dates and extent of exercisability) and subject to substantially the same conditions as such option, the number of shares of Parent Common Stock determined by multiplying the number of Company Shares subject to such option immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by dividing the exercise price per Company Share of such option immediately prior to the Effective Time by the Conversion
Ratio.

        (h) At the Effective Time, Parent shall assume in accordance with the provisions thereof, those Outstanding Company Options not assumed by Parent under Section 2.1(g) and each holder thereof shall thereby be entitled to acquire on substantially the same terms (including the dates and extent of exercisability) and subject to substantially the same conditions as such security, the number of shares of Parent Common Stock determined by multiplying the number of Company Shares subject to such security immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by dividing the exercise price per Company Share of such security immediately prior to the Effective Time by the Conversion Ratio.

        Section 2.2  DELIVERY OF MERGER CONSIDERATION.

        (a) Promptly after the Effective Time, Parent, on behalf of the Surviving Corporation, shall deposit with American Stock Transfer & Trust Company, as Exchange Agent (the "Exchange Agent"), in trust for Company Shareholders, the certificates representing the shares of Parent Common Stock and the cash (in immediately available funds) to which holders of Outstanding Company Shares shall be entitled pursuant to Section 2.1 hereof.

        (b) Promptly after the Effective Time, each holder of record (other than Parent or Merger Sub or any other subsidiary of Parent) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Company Shares (individually a "Certificate" and collectively the "Certificates") shall deliver to the Exchange Agent such shareholder's Certificates. Upon surrender by a holder of Outstanding Company Shares of a Certificate or Certificates for cancellation to the Exchange Agent or of a lost certificate indemnity agreement with respect thereto and any other documentation required by the Exchange Agent or Parent's transfer agent, the holder of such Certificate(s) shall be entitled to receive in exchange therefor all of the shares of Parent Common Stock (excluding those shares being placed in escrow) and all the cash, if any, that such holder is entitled to receive pursuant to
Section 2.1 hereof. Of the shares otherwise issuable to the Shareholders, an aggregate number of shares equal to the sum of (i) 10% of the maximum number of shares of Parent Common Stock issuable to the Company Shareholders hereunder (the "Indemnification Escrow Shares") and (ii) an aggregate number of shares equal to $1,500,000 divided by the Average Price (the "Special Escrow Shares") (PROVIDED, HOWEVER, that in the event that the Numerator is adjusted pursuant to the terms of the second paragraph of Section 2.1(c), the number of Special Escrow Shares shall be zero) shall be transferred from the Exchange

Agent referred to in Section 2.2(a) to the Indemnification Escrow Agent, to be held in escrow pursuant to Article VII hereof and disposed of by the Indemnification Escrow Agent in accordance with the terms and provisions of
Article VII hereof. The delivery of the Indemnification Escrow Shares and the Special Escrow Shares (if any) shall be made on behalf of the Company Shareholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Indemnification Escrow Agent. The shares so deposited shall be evidenced by separate certificates in the names of the Company Shareholders and shall not be assignable or transferable except as provided in Article VII hereof. B.J. Cassin has been selected by the Company Shareholders as the initial representative of the Company Shareholders (the "Indemnification Representative") and, in the event of the inability or unwillingness prior to the execution of the Indemnification Escrow Agreement of B.J. Cassin to act as Indemnification Representative, a substitute Indemnification Representative will be similarly selected. Such Indemnification Representative is authorized by this Agreement, as a specific term of the Merger provided for herein, to act as Indemnification Representative of the Company Shareholders in accordance with the provisions hereof, with the powers and authority provided for in Article VII hereof. The adoption of this Agreement by the Company Shareholders shall also constitute their approval of the terms and provisions of Section 5.17 and Article VII, including the indemnification provided for therein, their confirmation of the appointment of American Stock Transfer & Trust Company to act as Indemnification Escrow Agent, and their approval of the terms and provisions herein relating to the Indemnification Representative, including the provisions relating to the appointment of replacements, and their confirmation of the appointment of B.J. Cassin to act as the initial Indemnification Representative.

        (c) Until surrendered, each Certificate shall, after the Effective Time, represent only the right to receive shares of Parent Common Stock and the right to receive cash into which the Company Shares formerly represented thereby shall have been converted pursuant to Section 2.1 hereof. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any Certificate when the holder thereof surrenders such Certificate.

        (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        (e) Any funds or Parent Common Stock remaining with the Exchange Agent upon the publication of Parent's audited financial statements for the year ended June 30, 1995 shall be released and repaid by the Exchange Agent to the Surviving Corporation, after which time persons entitled thereto may look, subject to applicable escheat laws and other similar laws, only to the Surviving Corporation for the payment thereof. Notwithstanding anything to the contrary in this Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Shares for any amount properly paid to a public official pursuant to applicable escheat or similar laws.

        (f) After the Effective Time there shall be no transfers on the stock transfer books of either the Company (the stock transfer books of which shall be closed) or the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Exchange Agent or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

        Section 2.3 DISSENTING COMPANY SHARES. Company Shares for which the Company's Shareholders' Consent has not been executed and delivered and with respect to which a demand for payment and appraisal shall have been properly made in accordance with the CCL ("Dissenting Company Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Company Shares withdraws his or her demand or becomes ineligible for such payment and appraisal. If a holder of Dissenting Company Shares shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Company Shares shall cease to be Dissenting Company Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting Company Shares would have been converted pursuant to
Section 2.1 hereof.

        Section 2.4 NO FRACTIONAL SHARES. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent
Common Stock to be received by such holder) will be paid the cash value of such fraction, which shall be equal to the fraction multiplied by a dollar amount equal to (i) the Transaction Value divided by 607,297 if the Average Price is greater than $34.00 per share or (ii) the Average Price in all other cases.

        Section 2.5 ADJUSTMENTS. If, between the date hereof and the Effective Time, all outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split- up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Merger for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the disclosure letter of Parent dated as of the date hereof and delivered herewith to the Company (the "Parent Disclosure Schedule") (it being agreed that (i) any item set forth in the Parent Disclosure Schedule having relevance to more than one of the following sections of this Agreement shall be recited in full or cross-referenced in each corresponding section of the Parent Disclosure Schedule and (ii) the term "Material Adverse Effect," as used in this Article III, shall mean a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 3.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as it is now being conducted.
Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.2 CAPITALIZATION. The authorized capital stock of Parent consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, 15,000,000 shares of Parent Common Stock, of which, as of September 30, 1994, (a) 7,201,651 shares were validly issued and outstanding, fully paid and nonassessable, (b) 2,160,420 shares were held in Parent's treasury and (c) 2,841,995 shares were reserved for issuance pursuant to Parent's stock option and stock purchase plans for its employees and directors. Except as set forth in the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Parent to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

        Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Company Shareholders, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability hereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

        Section 3.4 NON-CONTRAVENTION. Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or any order, writ, injunction, decree, statute, rule or regulation which would be breached or violated or in respect of which a right of acceleration would be created by its executing and carrying out this Agreement, other than any such breach, violation or right which (a) will not have, individually or in the aggregate, a Material Adverse Effect. or (b) will be cured, waived or terminated prior to the Effective Time.

        Section 3.5 REPORTS AND FINANCIAL STATEMENTS. Parent has previously furnished to the Company true and correct copies of its (i) Form 10-K for the period ended June 30, 1994, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1993, December 31, 1993 and March 31, 1994 and (iii) all other reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the

"Commission") under the Exchange Act since January 1, 1994 all in the form (including exhibits) so filed (collectively, the "REPORTS"). As of their respective dates, the Reports complied in all material respects with the then
applicable published rules      and regulations of the Commission with respect
thereto at the date of their issuance and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations. Each of the audited consolidated financial statements and unaudited interim financial statements included in Parent's Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders equity or cash flows, subject to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

        Section 3.6 VALIDITY OF PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in the Merger will, when issued, be validly issued, fully paid and nonassessable.

        Section 3.7  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.
Except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the filing and recording of appropriate documents as provided by the laws of the State of California, (c) the filing of appropriate documents with the NNM and
(d) the filing of a Form D with the United States Securities and Exchange Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1994, there has not been any material adverse change in the business, assets, condition (financial or otherwise), result of operations or prospects of Parent and its subsidiaries, taken as a whole.

        Section 3.9 ACCURACY OF INFORMATION. The Reports, the information supplied by Parent for inclusion in the information statement to be sent to the Company Shareholders in connection with the consideration and approval of the Merger, this Agreement and the transactions contemplated hereby, and all other certificates, documents and instruments furnished by the Company (or any of its directors, officers or employees) in connection with this Agreement or the Merger, or any other transaction contemplated by this Agreement, and represented as being so furnished, are true and correct, and, when taken as a whole, do not contain any untrue statement of a material fact or knowingly omit to state any material fact necessary in order to make the statements included herein or therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or any of the Company Shareholders or their affiliates which is contained in any of the foregoing documents.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedules of the Company dated as of the date hereof and delivered herewith to Parent (the "Company Disclosure Schedule") (it being agreed that (i) any item set forth in the Company Disclosure Schedule having relevance to more than one of the following sections of this Agreement shall be recited in full or cross-referenced in each corresponding section of the Company Disclosure Schedule, (ii) the term "Material Adverse Effect," as used in this Article IV, shall mean a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of the Company, and (iii) the term "Material Adverse Change," as used in this Article IV shall mean a material adverse change in the business, assets, condition (financial or otherwise) or result of operations of the Company), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required for the ownership and operation of its properties and the carrying on of its business as it is now being conducted and as it is now proposed to be conducted through the Closing. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect.

        Section 4.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is as set forth on Section 4.2 of the Company Disclosure Schedule. As of the date hereof, no Company Common Shares and no Company Preferred Shares are held in the Company's treasury. The Company Preferred Shares are convertible into the number of Company Common Shares set forth on Section 4.2 of the Company Disclosure Schedule. Section 4.2 of the Company Disclosure Schedule also indicates how many shares of each holder were subject to repurchase upon termination of employment as of the date of execution of this Agreement. All outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Amended and Restated Articles of Incorporation or by-laws of the Company or any agreement to which the Company is a party or is bound. The Company has reserved 4,306,500 Company Common Shares for issuance pursuant to the Option Plans, of which 1,084,407 shares have been exercised, 2,749,132 shares are subject to outstanding, unexercised options and 472,961 shares remain available for future grant. Section 4.2 of the Company Disclosure Schedule sets forth for each outstanding option the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the numbers of shares as to which such option is exercisable and, if the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, an indication of the extent of such acceleration. Section 4.2 of the Company Disclosure Schedule also describes any repricing of options which has taken place since January 1, 1991. Except as set forth in Section 4.2 of the Company Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.3 SUBSIDIARIES. The Company has never had, nor does it currently have, any subsidiaries. Except as disclosed in Section 4.3 of the Company Disclosure Schedule, the Company has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

        Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its shareholders, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parent, Merger Sub and the Company Shareholders, this Agreement constitutes a valid and binding agreement of the

Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

        Section 4.5 NON-CONTRAVENTION. Subject to the approval of this Agreement by the shareholders of the Company and assuming the receipt of all Required Consents and Other Consents (each as defined in Section 4.6 below), neither the execution, delivery or performance of this Agreement by the Company, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise:

        (a) conflict with, result in a breach of, or constitute a default under, the Amended and Restated Articles of Incorporation or the by-laws of the Company or any federal, foreign, state or local court or administrative order or process, or any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound;

        (b) result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance or assessment upon, or otherwise adversely affect, any of the rights, properties or assets of the Company;

        (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound; or

        (d) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which the Company is a party, or under which the Company may be obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound.

Section 4.6  REQUIRED AND OTHER CONSENTS.

        (a) Section 4.6(a) of the Company Disclosure Schedule sets forth each agreement, contract or other instrument binding upon the Company or any Permit (as defined in Section 4.15 below) requiring a consent as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby (each such consent, a "Required Consent"), except such consents as would not, individually or in the aggregate, result in a Material Adverse Change if not received by the Closing Date.

        (b) Section 4.6(b) of the Company Disclosure Schedule sets forth every other consent (each such consent, an "Other Consent") under such agreements, contracts or other instruments or such Permits that are necessary with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

        Section 4.7 FINANCIAL STATEMENTS AND REPORTS. The Company has previously furnished Parent with a true and complete copy of (a) the audited balance sheets of the Company as of September 30, 1993 and 1992, and the audited statements of operations, changes in shareholders' equity and changes in financial position of the Company for the two fiscal years ended September 30, 1993 and (b) the unaudited statements of operations, changes in shareholder's equity and changes in financial position of the Company for the fiscal year ended September 30, 1994 and the unaudited balance sheet of the Company as of September 30, 1994, and unaudited statements of income, changes in shareholders' equity and changes in financial position of the Company for the twelve-month period then ended (collectively, the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents the financial position of the Company as of its date and the other statements included in the Company Financial Statements (including any related notes) fairly present the results of operations, shareholders' equity and changes in financial position, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein (or in any related notes)). The business plan previously prepared by the Company and delivered to Parent (the "Projection"), was prepared in good faith, based on assumptions the Company deems reasonable, was prepared for planning purposes, and no assurances are given that the Company will engage in the activities described therein or achieve the results projected therein.

        Section 4.8 TITLE TO PROPERTIES AND ASSETS. On September 30, 1994 (the "Balance Sheet Date"), the Company had, and now has, good and marketable title to all of the properties and assets, tangible or intangible, or owned or used by it, whether or not reflected in the balance sheet dated the Balance Sheet Date (the "Balance Sheet") or subsequently acquired by it, subject to no mortgages, pledges, liens, liens for taxes and governmental charges not yet due, encumbrances or other charges of any kind except for those mortgages, pledges, liens, encumbrances or charges disclosed in Section 4.8 of the Company

Disclosure Schedule. Except as aforesaid, the assets and properties owned by the Company at the Effective Time shall be free and clear of mortgages, pledges, liens, encumbrances or charges of any kind, except for mechanics', carriers', workmens' and other similar liens, liens for taxes and governmental charges not yet due, rights of way, building or use restrictions and other limitations of any kind which are not substantial in amount and do not materially detract from the value of or materially interfere with the use of any of the assets or properties subject thereto. There is no material asset used or required by the Company in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it under one of the licenses or leases listed in Section 4.8 of the Company Disclosure Schedule.
All of the fixtures, machinery, equipment, tools and other personal property owned, leased or licensed by the Company are, and at the Effective Time will be, in normal operating condition and repair, normal ordinary wear and tear excepted.

        Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, there has not been:

        (a) any Material Adverse Change and the Company has no knowledge of any fact or anticipated event unique to the Company which, individually or in the aggregate, may reasonably be expected to give rise to any Material Adverse Change;

        (b) any change in any method of accounting or accounting practice of the Company;

        (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption, retirement or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, the Company;

        (d) any change in the Amended and Restated Articles of Incorporation and by-laws of the Company or any amendment of any term of any outstanding security (including the acceleration of option vesting and other terms relating to exercisability) of the Company;

        (e) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, and under existing agreements;

        (f) any creation or assumption by the Company of any lien on any asset, other than liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of the Company;

        (g) any making of any loan, advance or capital contributions to, or investment in, any person;

        (h) any sale, lease, pledge, transfer or other disposition of any capital asset for aggregate consideration in excess of $25,000;

        (i) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

        (j) any (A) grant of any severance or termination pay to any director or officer of the Company, (B) grant of any severance or termination pay prior to the date hereof to any employee or grant of any such pay after the date hereof other than in the ordinary course of business, consistent with past practices (C) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company except for (x) employees hired between the Balance Sheet Date and the date hereof and employees hired after the date hereof pursuant to written offers extended prior to the date hereof (each of which employees and offerees is identified in the Company Disclosure Schedule), (y) employees for which offers of employment are not in effect but whose employment is in the ordinary course of the Company's business, consistent with past practices and the Company's planning budget, and (z) as permitted by Parent in writing, (D) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (E) change in compensation, bonus or other benefits payable to employees of the Company, except for such changes that are in the ordinary course of the Company's business consistent with past practices and the Company's planning budget, or (F) change in compensation, bonus or other benefits payable to directors or officers of the Company;

        (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

        (l) any notes or accounts receivable or portions thereof written off by the Company as uncollectible;

        (m) except for issuance of shares of capital stock upon pursuant to the terms of the Company's outstanding securities and upon the exercise of stock options granted under the Option Plans, and the grant of options thereunder and offers to grant options thereunder as listed in the Company Disclosure Schedule, any issuance or sale of any stock, bonds or other corporate securities of which the Company is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities;

        (n) any discharge or satisfaction of any lien or encumbrance or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

        (o) any cancellation of any debts or claims or waiver of any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

        (p) any sale, assignment or transfer of any patents, trademarks, trade names, copyrights or Intellectual Property Rights (as defined in Section 4.16) other similar assets, including licenses therefor (other than licenses of the Company's standard software products in the ordinary course of business at the Company's standard prices);

        (q) any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment (A) not in the ordinary course of business or (B) in the ordinary course of business and in excess of $50,000 individually and $100,000 in the aggregate;

        (r) payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which the Company or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended) of any such person, has any direct or indirect ownership interests;

        (s) any change in pricing or royalties set or charged by the Company except for discounts extended in the ordinary course of business consistent with past practice; or

        (t)  any agreement undertaking or commitment to do any of the foregoing.

        Section 4.10 DISCLOSURE OF LIABILITIES. On the Balance Sheet Date, the Company had no liability of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be reflected therein that was not fully disclosed, reflected or reserved against in the Balance Sheet. Except for liabilities which have been incurred since the Balance Sheet Date in the ordinary and regular course of business, none of which individually or in the aggregate has resulted in or is causing a Material Adverse Effect, and except for liabilities incurred by the Company in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein since the Balance Sheet Date, the Company has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required by generally accepted accounting principles to be reflected in a balance sheet dated the date hereof.

        Section 4.11 ACCOUNTS, NOTES AND RECEIVABLES. All of the accounts, notes and other receivables which are reflected in the Balance Sheet were acquired in the ordinary and regular course of business; and, except to the extent reserved against in the Balance Sheet, all of the accounts, notes and other receivables which are reflected in the Balance Sheet have been collected in full, or are good and collectible, in the ordinary and regular course of business; and all of the accounts, notes and other receivables which have been acquired by the Company since the Balance Sheet Date were acquired in the ordinary and regular course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of the Company, in the ordinary and regular course of business. No accounts, notes or other receivables are contingent upon the performance by the Company of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

        Section 4.12 INVENTORIES. All of the inventories which are reflected in the Balance Sheet were purchased or acquired in the ordinary and regular course of the Company's business and in a manner consistent with the regular inventory practices relating to the Company's business, and have been or will be used or sold in the ordinary and regular course of the Company's business and in a manner consistent with its regular inventory practices; on the Balance Sheet Date, all of the inventories which are reflected in the Balance Sheet were valued at the lower of cost

(on a first-in, first-out basis) or market, and were (as to classes of items inventoried and methods of accounting and pricing) determined in a manner consistent with prior years; and all inventories which have been purchased or acquired by the Company for its business since the Balance Sheet Date were purchased or acquired in the ordinary and regular course of the Company's business and in a manner consistent with its regular inventory practices and have been or will be used or sold in the ordinary and regular course of its business and in a manner consistent with its regular inventory practices. Subject to reserves therefor set forth in the Balance Sheet, all inventories of the Company are of usable and merchantable quality.

        Section 4.13 LITIGATION. Except as set forth in Section 4.13 of the Company Disclosure Schedule, there are no written claims (product liability or otherwise), litigation at law or in equity, and no proceedings before any commission or other administrative or regulatory authority pending or, to the best knowledge of the Company, threatened against or affecting the Company or the business or property of the Company or the right of the Company to carry on its business as conducted on the Balance Sheet Date, and on the date hereof and at the Effective Time, there shall be no such claims, actions, suits or proceedings, other than dissenters' rights actions with respect to the Merger, which, individually or in the aggregate, could have a Material Adverse Effect.

        Section 4.14  AGREEMENTS.

        (a) Section 4.14 of the Company Disclosure Schedule sets forth a list of each agreement, contract or commitment of the following types under which the Company is obligated:

                (i)  any agreements of guarantee or indemnification;

                (ii) any contract for personal services or employment which is not terminable at will by the Company without penalty or obligation to make payments related to such termination;

                (iii) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or engage in any line of business;

                (iv) any lease to which the Company is a party as lessor or lessee which (x) provides for future payments of $50,000 or more, or (y) is material to the conduct of the business of the Company taken as a whole;

                (v) any joint venture contract or similar arrangement or any other similar agreement which involves a sharing of profits or future payments to other persons;

                (vi) except for trade indebtedness incurred in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

                (vii) any distributor, dealer, franchise, manufacturer's representative, sales agency or other similar contract or commitment;

                (viii) any license agreement, either as licensor or licensee, or other similar contract or commitment (except for any (A) nonexclusive software license granted by the licensor to the Company as an end-user customer where the licensor grants licenses on the same terms, excluding standard, immaterial deviations, to other end-user customers and (B) nonexclusive software license granted by the Company to end-user customers where the form of the license, excluding standard, immaterial deviations, each of which has been provided previously to Parent (the licenses in (A) and (B) are sometimes referred to herein collectively as "End-user Contracts"));

                (ix) any contract or agreement for the future sale, license or sublicense by the Company of materials, products, services or supplies, which continues for a period of more than twelve months (including periods covered by any option to renew by either party);

                (x) any contract or agreement for the future purchase by the Company of any materials, equipment, services or supplies, which provides for payments which cannot be terminated by the Company without penalty upon less than thirty (30) days' notice;

                (xi) any contract or commitment for the sale by the Company of any non-standard materials, products, services or supplies;

                (xii) any agreement or arrangement for the assignment, sale or other transfer by the Company of any contract or lease (or right to payment thereunder);

                (xiii) any contract or commitment for the acquisition, construction or sale of fixed assets;

                (xiv) any agreement pertaining to the Company's maintenance or support of its products, services or supplies;

                (xv) any agreement or arrangement for the sale of any of the assets, properties or rights of the Company (other than in the ordinary course of business) or for the grant of any preferential rights to purchase any of its assets, properties or rights or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights; or

                (xvi) any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by the Company of more than $50,000, other than contracts or agreements in the ordinary course of business for the purchase of inventory, supplies or services or for the sale or lease of products in the ordinary course of business and consistent with past practice.

        (b) Since the Balance Sheet Date, the Company has not amended, modified or terminated the terms of the contracts or agreements referred to in Section 4.14(a) hereof unless such amendment, modification or termination was in the ordinary course of business and the Company had provided Parent with prior written notification of such.

        Section 4.15 LICENSES AND PERMITS. Section 4.15 of the Company Disclosure Schedule correctly describes each license, franchise, permit or other similar governmental authorization affecting, or relating in any way to, the business of the Company, together with the name of the government agency or entity issuing such license or permit (the "Permits"). Except as set forth in
Section 4.15 of the Company Disclosure Schedule, such Permits are valid and in full force and effect and, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of such transactions, the Surviving Corporation will, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

Section 4.16  INTELLECTUAL PROPERTY.

        (a) Section 4.16 of the Company Disclosure Schedule sets forth a list of all Intellectual Property Rights related to the Company's business or proposed to be used in connection with the Company's business, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right (including a list of the Company's marketed software products to which it relates); (ii) the owner of such Intellectual Property Right; (iii) , if such Intellectual Property Right is owned by the Company or the Company is the exclusive licensee thereof, the jurisdictions by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance of registration has been filed, including the respective registration or application numbers; and (iv) material licenses, sublicenses and other agreements other than End-user Contracts as to which the Company is a party and pursuant to which any other party is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any End-user Contracts or of any license, sublicense or agreement described on such list, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect.

        (b) The Intellectual Property Rights owned by the Company or for which the Company is the exclusive licensee, are free and clear of all liens and encumbrances of every nature, are not currently being challenged in any way, have not lapsed or expired, and are not involved in any pending or threatened interference proceedings. Section 4.16 of the Company Disclosure Schedule sets forth all challenges to or any pending or threatened interference proceedings related to Intellectual Property Rights used in connection with the Company's products and known to the Company, except for such challenges or proceedings which would not be expected to have, either individually or in the aggregate, a Material Adverse Effect. No patents, trademarks, service marks, trade names, brand names, copyrights, licenses, applications or other forms of Intellectual Property Rights are necessary for the conduct of the business of the Company, as conducted or proposed to be conducted other than as set forth in Section 4.16 of the Company Disclosure Schedule. The operations of the Company, the manufacture, use and sale by them of their products and products under development, the use by them of their machinery, equipment and processes, the use of their products by their customers for the purpose for which sold, and the use of their Intellectual Property Rights and advertising, technical or other literature, do not involve infringement of the right of others; provided, however, that with respect to the patent rights of third parties this representation is made to best of the Company's knowledge without conducting a patent search. The Company has used its reasonable efforts to protect its Intellectual Property Rights.
The Company has the right to manufacture all of its products and the right to use all of its registered user lists and, to the best of its knowledge, is not using any confidential information or trade secrets of any former employer of any past or present Company employees. No royalties, honoraria, fees or other payments are payable by the Company to any person by reason of the ownership, use, license or disposition by the Company of its Intellectual Property Rights.

        (c)(i) The Company has not during the five years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the business of the Company that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any Intellectual Property Rights and (ii) the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other party of any Intellectual Property Rights. No Intellectual Property Right is
subject to any outstanding order,       judgment, decree, stipulation or
agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any other party. The Company has not entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property Right.

        (d) None of the present or former employees, officers or directors of the Company owns directly or indirectly, in whole or in part, any Intellectual Property Right or application therefor set forth in Section 4.16 of the Company Disclosure Schedule. To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of the Company.

        (e) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, United States and foreign patents ("patents"), patent applications, patent rights, trademarks, trademark applications, trade names, brand names, service marks, service mark applications, copyrights, computer programs and other computer software (including but not limited to any object code or source code) and the documentation thereof, know-how, trade secrets, proprietary processes and formulae.

        Section 4.17 SOURCE CODE. The Company is not a party or subject to any obligation under any agreement relating to the ownership or possession of, and has granted no license or other rights to the Source Code (as defined in Section 5.9). Except as set forth in Section 4.17 of the Company Disclosure Schedule, the Company has not entered into any arrangement whereby the Company has deposited, or a third party has, or may have under certain circumstances, the right to require the Company to deposit, the Source Code into an escrow or similar account or depository.

Section 4.18  EMPLOYEES.

        (a) Section 4.18 of the Company Disclosure Schedule sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all employees of the Company and (b) the wage rates for non-salaried employees of the Company (by classification). None of such employees and no other key employee of the Company has stated to the Company that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within 6 months after the Closing Date.

        (b) Each current and former officer, employee and consultant of the Company having access to proprietary information of the Company has executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company; copies of the forms of all such agreements have been delivered to Parent. The Company is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

        (c) The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has no material current labor dispute. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations.

        Section 4.19  ENFORCEABILITY OF CONTRACTS, ETC.

        (a) No person, firm, corporation or entity who is a party to any material contract, agreement, commitment or plan to which the Company is a party has a valid defense, on account of non-performance or malfeasance by the Company, which would make any such contracts, agreements, commitments and plans not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles or would not have, individually or in the aggregate, a Material Adverse Effect.

        (b) Neither the Company, nor, to the best knowledge of the Company, any other person, firm, corporation or entity, is in breach or violation of, or default under, any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending, or, to the best knowledge of the Company, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company or, to the best knowledge of the Company, any other person, firm, corporation or entity, under any contract, agreement, arrangement, commitment or plan to which the Company is a party, except for any breach, violation or default, which would not have, either individually or in the aggregate, a Material Adverse Effect. The Company is not in breach or violation of, or default under, its articles of incorporation or by-laws, and no event or action has occurred, is pending, or is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company under its articles of incorporation or by-laws.

        Section 4.20  TAXES.

        (a) The Company has filed all required federal, foreign, state and local tax returns, reports and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due and all such returns, reports and estimates were complete and prepared in the manner required by applicable law. All taxes, interest and penalties owed by the Company (whether or not shown on any tax return) have been paid in full or adequate reserves therefor have been established in the Company Financial Statements if not yet payable. The Company is not the beneficiary of any extension of time to file a return. The provision for taxes shown on the Balance Sheet is adequate to cover all taxes on the income, purchase, sales, business, capital stock or surplus, properties or assets of the Company due and payable or accruable to the
Balance Sheet Date.   Subsequent to the Balance Sheet Date, the Company has not
incurred any liability with respect to any federal, foreign, state or local taxes based on income, purchases, sales, business, capital stock or surplus, properties or assets of the Company except in the ordinary and regular course of business in accordance with the past custom and practice of the Company or as may be incurred in connection with the transactions contemplated by this Agreement. Except as set forth in Section 4.20 of the Company Disclosure Schedule, the Company has not waived any statute of limitations with respect to federal, foreign, state or local taxes or agreed to any extension of time with respect to a tax assessment or deficiency. There is no dispute or claim or audit concerning any tax liability of the Company either claimed or raised by any authority in writing or informally or as to which any of the Company directors, officers or employees responsible for tax matters has knowledge based upon personal contact with any agent of such authority (if any). The Company has delivered to the Parent correct and complete copies of all federal and state tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1990. Section 4.20 of the Company Disclosure Schedule sets forth a list of all examinations of the federal and state income tax returns of the Company since January 1, 1990 or now pending (if any). No claim has been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests in any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax.

        (b) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under
Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income tax returns all positions taken that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. The Company is not a party to any tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing a consolidated federal income tax return nor does it have any liability for the taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor by contract or otherwise. The Company has not participated in an international boycott as defined in Code Section 999. The Company has not agreed, nor is it required to make, any adjustment under Code
Section 481(a) by reason of a change in accounting method or otherwise. The Company has not otherwise changed within the six month period that ends on the day before the Closing Date any election or method of accounting in respect of taxes. The Company has not made a consent dividend election under Code Section
565. The Company has not made an election, and is not required, to treat any asset as tax-exempt bond financed property or tax-exempt use property within the meaning of Code Section 168. The Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provision. All material elections with respect to taxes affecting the Company as of the date hereof are set forth in
Schedule 4.20 of the Company Disclosure Schedule.

        Section 4.21  EMPLOYMENT AND WITHHOLDING TAXES.

        (a) The Company has withheld and paid all amounts (or has established adequate reserves in the Company Financial Statements if not yet payable) required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, assuming the accuracy and completeness of any information provided to the Company by any such employee, independent contractor, creditor, stockholder or third party.

        (b) Proper and accurate federal, foreign, state and local returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and all such amounts owed by the Company (whether or not shown on any return) in respect of years and periods (and portions thereof) ended on or prior to the Balance Sheet Date were paid in full prior to the Balance Sheet Date or adequate provisions therefor included in the Balance Sheet.

        (c) Hours worked by and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters.

        (d) All payments due from the Company on account of employee health and welfare insurance in respect of years and periods (and portions thereof) ended on or prior to the Balance Sheet Date were paid prior to the Balance Sheet Date or accrued as a liability on the Balance Sheet.

        (e) All severance and vacation payments which are or were due under the terms of any agreement, oral or written, in respect of years and periods (and portions thereof) ended on or prior to the Balance Sheet Date, were paid prior to the Balance Sheet Date or accrued as a liability on the Balance Sheet.

        Section 4.22 INSURANCE. Section 4.22 of the Company Disclosure Schedule sets forth a list of, and true and complete copies have previously been furnished to Parent and Merger Sub of, all insurance policies and fidelity bonds covering the assets, business, operations and employees of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1990 and remain in full force and effect. The Company will have in force at the Effective Time policies of insurance of the same character and coverage as those described in Section 4.22 of the Company Disclosure Schedule and the Company will promptly notify Parent in writing of any changes in such insurance coverage occurring prior to the Effective Time.

        Section 4.23  BOOKS AND RECORDS.

        (a) The books, records and accounts of the Company (i) are in all material respects true and complete, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and (iv) accurately and fairly reflect the basis for the Company Financial Statements.

        (b) The Company has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary
(A) to permit preparation of financial statements in conformity with generally accepted accounting principles consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals in connection with the preparation of annual audits of the Company's financial statements and appropriate action is taken with respect to any differences.

        Section 4.24 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. The Company is not in violation of any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or process relating to the operation, conduct or ownership of the property, business or affairs of the Company, except for such violations which, individually or in the aggregate, could not have a Material Adverse Effect.

        Section 4.25  ENVIRONMENTAL COMPLIANCE.

        (a) Environmental Definitions. The following terms, as used herein, have the following meanings:

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "Environment" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata, and also means any indoor location.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

        "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the Company's business, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which
(i) arise under or relate to matters governed by Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in
Section 4.25 of the Company Disclosure Schedule and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

        "Environmental Permits" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

        "Hazardous Substance" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

        (b) Environmental Representations and Warranties. Except as disclosed in
Section 4.25 of the Company Disclosure Schedule:

                (i) The Company has complied in all respects with all Environmental Laws except where the failure to comply would not have, individually or in the aggregate, a Material Adverse Effect.

                (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Company's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Company of any Environmental Law, or any liability thereunder, (B) alleged failure by the Company to have any Environmental Permit, or (C) the use, generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

                (iii) The Company has not handled any Hazardous Substance, other than as a generator, on any property now or previously owned or leased by the Company; to the best knowledge of the Company, (A) no urea formaldehyde or polychlorinated biphenyls are or have been present at any property now or previously owned or leased by the Company, (B) no asbestos or asbestos-containing materials are or have been present at any property now or previously owned or leased by the Company, (C) there are and have been no underground storage tanks or related piping for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by the Company, (D) no Hazardous

        Substance has been Released at, on or under any property now or previously owned or leased by the Company and no Hazardous
        Substance has been Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law, at, on or under any property now or previously owned or leased by the Company.

                (iv) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is (A) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up or (B) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Parent for any Environmental Liabilities including, without limitation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, and claims under CERCLA.

                (v) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and no property now or previously owned or leased by the Company is listed or, to the Company's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                (vi) No notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under any Environmental Law has been placed on any property or facility now or previously owned or leased by the Company, and no governmental actions have been taken or are in process that could subject any such property or facility to such a notice, lien or other restriction, except for any such notice, lien or restriction which could not, either individually or in the aggregate, have a Material Adverse Effect. The Company would not be required to place any such notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under any Environmental Law at any property used in connection with the operation of its business or in any deed to such property.

                (vii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or which are in the Company's possession, in relation to any property or facility now or previously owned or leased by the Company, which have not been delivered to the Parent at least 10 business days prior to the date hereof.

                (viii) The Company has applied for and received all Environmental Permits required in connection with its business. Section 4.25 of the Company Disclosure Schedule sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Except as set forth in Section 4.25 of the Company Disclosure Statement, each such Environmental Permit will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such Environmental Permit, except for such conflicts, violations, breaches or defaults which could not, either individually or in the aggregate, have a Material Adverse Effect.

        Section 4.26 FIRE, FLOOD, ACCIDENT, ETC. Since the Balance Sheet Date, the Company has not sustained any loss on account of fire, flood, accident or other calamity of such character as to interfere with the continued operation of its business, regardless of whether or not such loss shall have been insured against.

        Section 4.27  REAL ESTATE.

        (a) Section 4.27 of the Company Disclosure Schedule contains a schedule setting forth and describing all real estate which is owned or leased by the Company, or in which the Company has any other right, title or interest.

        (b) To the best knowledge of the Company, the improvements located on the real estate described in Section 4.27 of the Company Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending, or threatened against the Company.

        Section 4.28 BANK ACCOUNTS. Section 4.28 of the Company Disclosure Schedule contains a schedule setting forth and describing (i) all bank accounts owned or maintained by the Company and all authorized signatories with respect thereto; and (ii) safety deposit boxes maintained by the Company and all persons having access with respect thereto.

        Section 4.29  EMPLOYEE PLANS.

        (a) EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used in this Section 4.29 shall have the following meaning:

        "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Company or any of its ERISA Affiliates.

        "Employee Pension Benefit Plan" means each "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA, that is an Employee Plan, as defined below.

        "Employee Plan" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, as the case may be.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

        "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

        (b)  ERISA Representations.

                (i) Section 4.29 of the Company Disclosure Schedule lists each Employee Plan and each Benefit Arrangement that covers any employee or former employee of the Company, copies or descriptions of all of which have previously been made available or furnished to the Parent. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan.

                (ii)  Each Employee Plan which is intended to be qualified under
        Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Parent copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

                (iii) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA.

                (iv)  None of the Employee Plans or other arrangements listed on
        Section 4.29 of the Company Disclosure Schedule covers any non-United States employee or former employee of the Company.

                (v) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan;

                (vi) Each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan or Benefit Arrangement.

                (vii) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged
        and paid on or prior to the Closing Date.   Except as disclosed in
        Section 4.29 of the Company Disclosure Schedule writing to the Parent prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                (ix) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                (x) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                (xi) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

        Section 4.30  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.
Except for (a) the requirements of state securities laws and (b) the filing and recording of appropriate documents as provided by the laws of the State of California and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        Section 4.31 CONFLICTS OF INTEREST. To the best knowledge of the Company, none of the directors, officers, employees or shareholders of the Company (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, employee, director or securityholder of the Company.

        Section 4.32 INFORMATION STATEMENTS. The information supplied by the Company for inclusion in the information statement to be sent to the shareholders of the Company in connection with the consideration and approval of the Merger and the other transactions contemplated in the "Company's Shareholders' Consent" (such information statement as amended or supplemented is referred to herein as the "Information statement") shall not, on the date the Information statement (or any amendment thereof or supplement thereto) is first mailed to the Company's Shareholders, at the time of the execution and delivery of the Company's Shareholders' Consent and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of signatures to the Company Shareholders' Consent which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Information statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent of Merger Sub which is contained in any of the foregoing documents.

        Section 4.33 ACCURACY OF REPRESENTATIONS. The Company Financial Statements, the Company Disclosure Schedule, and all other certificates, documents and instruments furnished by the Company (or any of its directors, officers or employees) in connection with this Agreement or the Merger, or any other transaction contemplated by this Agreement, and represented as being so furnished, are true and correct, and, when taken as a whole, do not contain any untrue statement of a material fact or knowingly omit to state any material fact necessary in order to make the statements included herein or therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE V

                                   COVENANTS

        The following covenants shall apply to the period of time from the date hereof until the Effective Time unless otherwise specifically provided.

        Section 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations only in the ordinary and usual course of business and consistent with past practice and will use its best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going business shall not be impaired at the Effective Time. During such period the Company shall promptly report to Parent any occurrence or omission which shall have caused any representation or warranty of the Company to become untrue as of the time of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company. Without limiting the generality of the foregoing, and except as contemplated by this Agreement and the Company Disclosure Schedule, the Company will not, prior to the Effective Time, without the prior written consent of Parent in each instance:

        (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of the Company (including Company Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, other than upon the exercise, in accordance with the present terms thereof, of Company securities outstanding on the date hereof or (ii) any other securities in respect of, in lieu of or in substitution for Outstanding Company Options or Outstanding
Company Shares;

        (b) purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class (including Company Preferred Shares or Company Common Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities;

        (c) declare or pay any dividend or distribution on any shares of its capital stock or repurchase, redeem, retire or otherwise acquire any shares of its capital stock or other securities of, or other equity or ownership interests in, the Company;

        (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or any material change in the Company's capitalization, or an entry into a material contract or any amendment or modification of any material contract rights;

        (e) propose or adopt any amendments to its Amended and Restated Articles of Incorporation or by-laws or any amendments of any term of any of its outstanding securities, including the acceleration of option vesting and other terms relating to exercisability;

        (f) incur, assume or prepay any long-term debt or, except in the ordinary course of business under existing lines of credit, incur or assume any short-term debt;

        (g) make any loans, advances or capital contributions to, or investments in, any other person;

        (h) assume, guarantee, endorse (other than endorsing customer checks in the ordinary course of business consistent with past practices) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than agreements, contracts or commitments which were under negotiation on the date hereof and which are disclosed on the Company Disclosure Schedule);

        (i)  repay any debt from any of its officers, directors or employees;

        (j) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

        (k) encumber, pledge, hypothecate, sell, write off, assign or otherwise dispose of any of its properties, contracts or assets whatsoever, except for the license or sublicense of computer software in the ordinary course of business at prices discounted not more than an amount which is customary for the Company for the particular type of transaction;

        (l) enter into any agreement, contract or commitment (other than in the ordinary course of business and other than agreements, contracts or commitments which were under negotiation on the date hereof and which are disclosed on the Company Disclosure Schedule) which, if entered into prior to the date hereof, would be required to be listed in Section 4.14 of the Company Disclosure Schedule;

        (m) increase the compensation payable or to become payable by the Company to any of its employees, or hire new employees or retain new independent contractors;

        (n) enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby;

        (o) amend or otherwise modify the International Software Distribution Agreement dated as of September 3, 1993 between the Company, Whiteport Corp., N.V., ("Whiteport") Guy Davison and Marc Melviez or establish Target Revenues, as defined in such agreement; or

        (p)  agree in writing or otherwise to take any of the foregoing actions.

Section 5.2  ACCESS AND INFORMATION; CONFIDENTIALITY.

        (a) The Company shall afford to Parent and to Parent's accountants, counsel and other representatives (collectively, the "Agents") reasonable access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and all other information concerning its business, properties and personnel as Parent may reasonably request.

        (b) Parent will treat and will cause its Agents to treat confidentially all documents and information concerning the Company furnished to Parent in connection with the transactions contemplated by this Agreement (except to the extent that such information or documents (i) become generally available to the public other than as a result of a disclosure by Parent or its Agents, (ii) were available to Parent on a nonconfidential basis prior to disclosure to Parent by the Company or its representatives or (iii) become available to Parent on a nonconfidential basis from a source other than the Company or its representatives, provided that such source is not known by Parent or its representatives to be bound by a confidentiality agreement with the Company or otherwise prohibited from
transmitting the        information to Parent by a contractual, legal or
fiduciary obligation). Parent will not release or disclose such information or documents to any persons other than its Agents in connection with this Agreement or as may, in its judgment, be required by law in connection with the purchase of shares or otherwise. If this Agreement is terminated in accordance with
Section 8.1 hereof, Parent shall, and shall cause its Agents to, deliver to the Company all documents and other material, and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

        (c) The Company will treat and will cause its Agents to treat confidentially all documents and information concerning Parent furnished to the Company in connection with the transactions contemplated by this Agreement (except to the extent that such information or documents (i) become generally available to the public other than as a result of a disclosure by the Company or its Agents, (ii) were available to the Company on a nonconfidential basis prior to disclosure to the Company or its representatives or (iii) become available to the Company on a nonconfidential basis from a source other than Parent or its representatives, provided that such source is not known by the Company or its representatives to be bound by a confidentiality agreement with Parent or otherwise prohibited from transmitting the information to the Company by a contractual, legal or fiduciary obligation). The Company will not release or disclose such information or documents to any persons other than its Agents in connection with this Agreement or as may, in its judgment, be required by law in connection with the purchase of shares or otherwise. If this Agreement is terminated in accordance with Section 8.1 hereof, the Company shall, and shall cause its Agents to, deliver to Parent all documents and other material, and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

        (d) The Company Shareholders shall be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning
(i) the terms and conditions of the Merger and the issuance of shares of Parent Common Stock pursuant thereto, and (ii) Parent and its business.

        Section 5.3 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations expeditiously and practicably to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non- actions, waivers, consents and approvals from governmental or regulatory bodies and to effect all necessary registrations and filings.

        Section 5.4 NO SOLICITATION. Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.1 hereof, neither the Company nor any of its officers, directors or affiliates shall (a) initiate contact with, solicit or encourage any inquiry or proposal by or (b) enter into discussions with, or disclose, directly or indirectly, any information not customarily disclosed to the public concerning the business and properties of the Company to, or afford access to the properties, books or records of the Company to, any corporation, partnership, person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of the Company's capital stock or a merger, consolidation, sale of all or a substantial portion of the assets of the Company or any similar transaction.
The Company will notify Parent immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

        Section 5.5 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. Parent agrees to consult with the Company before issuing any press release or public statement regarding a material adverse change in its business, assets, condition (financial or otherwise) or results of operations.

        Section 5.6 OPTIONS. Parent shall promptly after the Closing file a Registration Statement on Form S-8 with the United States Securities and Exchange Commission with respect to the shares of Parent Common Stock issuable upon exercise of the options described in Section 2.1(g) above.

        Section 5.7 PARTICIPATION AGREEMENTS. The Company shall deliver to Parent on or prior to the date of this Agreement a letter from counsel to the Company named in Section 6.3 hereof, satisfactory in form and substance to counsel for Parent, which, based upon discussion with the Company and such inquiries as such firm deems necessary, shall identify all persons who, at the time of the Company's Shareholders' Consent, such firm believes may be deemed to be "affiliates" of the Company as such term is used in Rule 145 under the Securities Act, Accounting Series Release No. 135 and Staff Accounting Bulletin No. 65, and who will become the beneficial owners of shares of Parent Common Stock pursuant to the Merger (each such person being referred to as a "Company Affiliate"). The Company shall use its best efforts to cause each of the Company Shareholders and Company Affiliates listed on Exhibit C hereto (the "Principal Shareholders") to execute and deliver to Parent on or prior to the date of this Agreement a written agreement (the "Participation Agreement") satisfactory to Parent, including provisions indicating that if such Principal Shareholder is also a Company Affiliate, that such Company Affiliate (i) has not made and will not make any disposition of Company Shares in the 30 day period prior to the Effective Time, (ii) will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock, except pursuant to an effective registration statement or in compliance with an available exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and (iii) will make no disposition of any shares of Parent Common Stock after the Effective Time until Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company.

        Section 5.8 POOLING. Parent, the Merger Sub and the Company shall use all reasonable efforts, shall cooperate fully and shall take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which shall be acceptable to the Commission.

        Section 5.9 SOURCE CODE NONDISCLOSURE, PROTECTION AND SECURITY. The Company covenants and agrees to treat the source code for each of its software products (the "Source Code") in accordance with the following terms:

        (a) The Company shall limit use of, and access to, the Source Code to its executive officers and those of its employees who are directly involved in the use of the Source Code and have a need to know the contents of the Source Code for the performance of their duties in connection with such use.

        (b) The Company shall cause all Company employees who have access to any Source Code to observe and comply with all provisions of this Agreement prohibiting the use or disclosure of the Source Code.

        (c) The Company will not, and shall not permit any of its employees to, disclose or transmit any Source Code for any reason to any unauthorized Company personnel or to any other individual, firm, corporation or entity, with the exception of an escrow agent pursuant to an obligation under a contract in effect as of the date hereof and disclosed on the Company Disclosure Schedule.

        (d)  The Company shall not, and shall not permit any of its employees to
(i) reproduce or copy any Source Code, except as expressly permitted herein or
(ii) remove any copyright or proprietary notice contained or included in the Source Code.

        (e) The Company shall require all employees who have access to the Source Code to have executed or execute the Company's standard nondisclosure agreement and will exercise reasonable diligence to obtain compliance with such agreements.

        (f) The Company shall use its reasonable efforts to identify and prevent any use or disclosure of the Source Code by any present or former employee of the Company in any manner which is not expressly permitted by this Agreement. Without limitation of the foregoing, the Company shall promptly advise Parent if the Company learns that any employee or former employee who has had access to the Source Code has violated or may violate any confidential information agreement signed by such employee and shall cooperate with Parent in seeking injunctive or other equitable relief, in the name of the Company, against such employee.

        (g) The Company shall use its best efforts to maintain and protect its Source Code and shall make "back-up" copies of such Source Code from time to time in accordance with good business practices. The Company shall promptly and from time to time provide Parent with the opportunity to review and approve the Company's practices and procedures relating to the maintenance, protection and back-up of such Source Code, and to make recommendations about such practices and procedures.

        Section 5.10 LICENSES OF SOFTWARE. The Company shall not sell any of its software and shall only license or sublicense such software for use by its customers pursuant to nonexclusive licenses subject to its standard restrictions, previously provided to Parent, that are consistent with past practice.

        Section 5.11 PARENT EXECUTION OF AGREEMENTS. Unless this Agreement has terminated, Parent agrees to execute and deliver the Registration Rights Agreement (unless solicitation of shareholder approval of the Merger and this Agreement shall be undertaken through a Form S-4 Registration Statement) and the Employment Agreements.

        Section 5.12 NO BREACHES. Parent and the Company shall each not breach its obligations under this Agreement.

        Section 5.13 EMPLOYMENT BENEFITS. For a period of one year from the Effective Time, Parent shall maintain for the employees of the Surviving Corporation (who had been employed by the Company at the Effective Time) a medical benefits program (which would not include the Company's dental benefits program) substantially similar to that offered by the Company on the date hereof and with respect to all other employee benefit programs (including dental benefits programs) Parent, in its sole discretion, shall, during such period, offer programs substantially similar to those offered by the Company on the date hereof or to those offered by Parent to its U.S.-based employees; provided, however, that Parent may integrate such employee benefit programs into Parents' employee benefit programs.

        Section 5.14 FORM S-4. In the event that the Closing does not occur by December 31, 1994 solely as a result of the failure to satisfy Section 6.3(j) hereof, then as promptly as practicable after December 31, 1994, the Company and Parent shall cooperate in the preparation, and the Parent shall file with the SEC, shareholder solicitation and other materials relating to the approval of the Merger, this Agreement and the transactions contemplated hereby which will be included within a Form S-4 Registration Statement (or such other or successor form as shall be appropriate) (the "Form S-4"), which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement, in substantially the form so filed, to become effective as soon thereafter as practicable. When the Form S-4 or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the delivery of the Company's Shareholders' Consents, such Form S-4 and shareholder solicitation materials and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by any party with respect to itself or its affiliates, (i) will comply in all material respects with the applicable provisions of the Securities Act of 1933 and the rules and regulations promulgated by the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Form S-4 and shareholder solicitation materials made in reliance upon, and in conformity with, written information concerning any other party hereto furnished by such other party specifically for use in the Form S- 4 and shareholder solicitation materials. Each party hereto shall advise the other party hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Form S-4 or shareholder solicitation materials or any amendment or supplement thereto in order to make any material misstatement therein not misleading.

        Section 5.15 INFORMATION DISCLOSURE. At any time prior to the Effective Time and any termination of this Agreement, Parent shall notify the Company promptly in the event of the occurrence of any Material Adverse Effect in Parent which, in Parent's reasonable judgment, requires disclosure to the public. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment or a supplement to the Information Statement, Parent shall promptly inform the Company.

        Section 5.16 SHAREHOLDER APPROVAL. The Company shall use its best efforts to obtain the approval of the Merger, this Agreement and the transactions contemplated herein of by all Company Shareholders by means of a shareholder solicitation in compliance with the terms and conditions of Regulation D under the Securities Act of 1933.

        Section 5.17 SPECIAL ESCROW SHARES. Parent shall deliver to the Company on the date hereof a letter (the "Letter") identifying certain information, as well as the form of such information, to be obtained by the Company and delivered to Parent's independent public accountants on or before December 20, 1994 (such information delivered on or before such date is referred to herein, together with any other information delivered by the Company to Parent or its independent public accountants on or before the date hereof, as the "Information"). Such letter shall also contain a description of the analysis to be applied to the Information by such accountants and shall identify a conclusion regarding Code Section 382 that such accountants are requested to confirm based upon their analysis of the Information (such conclusion is referred to herein as the "IRC Conclusion"). The Company agrees to use its best efforts to obtain the Information and to take, or cause to be taken, all things necessary, proper or advisable to assist such accountants in their analysis of the Information. After a review of the Information by such accountants on the terms described in the Letter, on or before December 31, 1994 Parent shall inform the Company (or the Indemnification Representative if the Closing has occurred prior to such date) in writing whether the IRC Conclusion has been confirmed by such accountants. Any determination by such accountants as to the IRC Conclusion shall be final and not subject to appeal and shall not be subject to arbitration under the terms of Section 7.8. In the case that such accountants do not confirm, after receipt of all requested Information, the IRC Conclusion by December 31, 1994, Parent shall promptly deliver to the Indemnification Escrow Agent a notice instructing the Indemnification Escrow Agent to release the Special Escrow Shares (if any) to the Company Shareholders pursuant to the terms of Article VII (the "Special Notice"). In the case that such accountants confirm the IRC Conclusion by December 31, 1994, the Company, Parent and the Indemnification Representative (on behalf of the Company Shareholders) agree that the Special Escrow Shares shall be returned to Parent under the terms of Article VII (or if the Closing has not yet occurred, withheld from the merger consideration pursuant to the adjustments set forth in the second paragraph of
Section 2.1(c)) and Parent shall promptly notify the Company, the Indemnification Escrow Agent and the Indemnification Representative of such fact. Notwithstanding the foregoing, in the case that the Closing occurs prior to December 31, 1994, the Company shall make binding arrangements with a third party or parties to assume the obligations of the Company under this Section 5.17, and the Company and the Indemnification Representative (on behalf of the Company Shareholders) covenant and agree that Parent shall be in no way obligated as a successor or by operation of law to perform any of such obligations of the Company described in this Section 5.17.


                                   ARTICLE VI

                                   CONDITIONS

        Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject at its option to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote in accordance with applicable law by the shareholders of the Company;

        (b) all statutory requirements for the valid consummation by the Company, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been fulfilled; and all authorizations, waivers, consents, approvals and actions of all federal and state governmental agencies and authorities or other regulatory body required to be obtained in order to permit consummation by the Company, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been obtained, without the imposition of a Burdensome Condition ("Burdensome Condition" shall mean the imposition of a material restriction on Parent's ability to operate the Company following the Effective Time or requiring the Parent to dispose of a material amount of the assets of the Company or the Parent following the Effective Time), provided, that any of the Parent or the Company shall seek the removal or otherwise satisfactorily resolve the Burdensome Condition; and

        (c) no court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Merger or otherwise materially adversely affecting the transactions contemplated by this Agreement.

        Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject at the option of the Company to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time; and the representations and warranties of Parent and Merger Sub set forth in Article III hereof shall be true, correct and complete as of the Effective Time as if made as of such time, except as contemplated or permitted by this Agreement; and at the Closing the Company shall have received certificates executed by the Presidents of Parent and Merger Sub to the foregoing effects;

        (b) No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges, or might reasonably be expected to result in a challenge to, this Agreement or the Merger or any other transaction contemplated hereby, or which claims, or might reasonably be expected to give rise to a claim for, damages in a material amount as a result of the consummation of the Merger or any other transaction contemplated hereby;

        (c) At the Closing, there shall be delivered to the Company the opinion of Testa, Hurwitz & Thibeault, counsel for Parent and Merger Sub, dated the Closing Date, in form and substance satisfactory to the Company and its counsel, to the effect that:

                (i) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, with corporate power to own its property and to conduct its business as now conducted;

                (ii) All requisite corporate action has been taken by Parent and Merger Sub under their respective charters and By-laws and the laws of the State of Delaware and the State of California to enable Parent and Merger Sub, as applicable, to execute and deliver this Agreement, the Agreement of Merger and the Registration Rights Agreement (as defined below), and to perform their obligations hereunder and thereunder;

                (iii) The execution and delivery of this Agreement, the Agreement of Merger and the Registration Rights Agreement by Parent and Merger Sub, and the performance of their obligations hereunder and thereunder will not result in the violation of any order or decree known to such counsel of any court binding upon Parent or Merger Sub or their property;

                (iv) Each of this Agreement, the Agreement of Merger and the Registration Rights Agreement has been duly authorized, executed and delivered by Parent and Merger Sub, as applicable, and is binding upon and enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy;

                (v) All authorizations, consents and approvals of all governmental agencies and authorities of the United States, the State of Delaware, the State of California and the Commonwealth of Massachusetts required in order to permit consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, the Agreement of Merger and the Registration Rights Agreement have been obtained (it being understood that such counsel need not express an opinion with respect to antitrust and trade regulation laws or state "blue sky" laws);

                (vi) The Shares of Parent Common Stock deliverable pursuant to this Agreement and the Agreement of Merger at the Closing are, and the Shares of Parent Common Stock issuable upon exercise of the Options after assumption thereof by Parent will upon issuance be, duly authorized, validly issued, fully paid and nonassessable, and are and will be, as the case may be, not subject to any preemptive rights or rights of first refusal either arising pursuant to any agreement or instrument to which Parent is a party or which are otherwise binding upon Parent; and

                (vii) Based upon the representations of the Company and the Company Shareholders, the issuance and delivery of the shares of Parent Common Stock to the Company Shareholders pursuant to this Agreement do not require registration under the Securities Act (the foregoing opinion shall not be required in the event that the approval of the Merger, this Agreement and transaction contemplated hereby by the Company Shareholders is obtained by means of the Form S-4).

In rendering such opinion, Testa, Hurwitz & Thibeault may rely as to matters governed by the laws of states other than the State of Delaware or the Commonwealth of Massachusetts on local counsel in such jurisdictions.

        (d) At the Closing, there shall be delivered to the Company and its shareholders the opinion of Fenwick & West, dated the Closing Date, to the effect that the Merger constitutes a reorganization within the meaning of
Section 368(a)(2)(E) of the Code. In rendering such opinion, counsel shall be allowed to rely on representations made by the Parent, the Company and the Company Shareholders which are reasonably acceptable to the Parent and its counsel.

        (e) Parent shall have executed and delivered a Restricted Securities and Registration Rights Agreement (the "Registration Rights Agreement") with Company Shareholders and holders of those Outstanding Company Options not issued under the Option Plans in substantially the form attached as Exhibit D hereto, unless shareholder approval of the Merger, this Agreement and the transactions contemplated hereby are to be obtained by means of the use of the Form S-4 .

        (f) All corporate and other proceedings to be taken by Parent and Merger Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

        (g) At the Closing, the Company and its counsel shall have received copies of the following documents:

                (i) (A)the certificate of incorporation and the articles of incorporation of Parent and Merger Sub, respectively, certified as of a recent date by the Secretary of State of the State of Delaware and the State of California, respectively, and (B) a certificate of each said Secretary dated as of a recent date as to the due incorporation and good standing of each of Parent and Merger Sub, and listing all documents of each on file with said Secretary;

                (ii) a certificate of the Secretary or an Assistant Secretary of each of Parent and Merger Sub dated the Closing Date and certifying:
        (A) that attached thereto is a true and complete copy of the By-laws of the Parent and Merger Sub, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of Parent and Merger Sub, as the case may be, authorizing the execution, delivery and performance of this Agreement and the Agreement of Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Agreement of Merger;
        (C) that the certificate of incorporation and articles of incorporation of Parent and Merger Sub, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of Parent and Merger Sub, as the case may be, executing this Agreement, the Agreement of Merger and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Parent and Merger Sub, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                (iii) such additional supporting documents and other information with respect to the operations and affairs of Parent and Merger Sub as the Company or its counsel reasonably may request.

        (h) Parent shall have executed and delivered the Employment Agreements (as defined in Section 6.3(e) hereof).

        (i) The Company shall have the right to waive in writing any of the foregoing conditions precedent.

        Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject at the option of Parent and Merger Sub to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company set forth in Article IV hereof shall be true, correct and complete as of the Effective Time as if made as of such time, except as contemplated or permitted by this Agreement or where such failure to meet the foregoing shall not be reasonably expected to result in damages, claims or losses to Parent in excess of $250,000 in the aggregate (without giving effect to any Material Adverse Effect limitations or the Threshold (as defined in Article VII hereof), provided, however, that the existence of any such damage, claim or loss and the subsequent Closing shall not in any way limit Parent's or the Surviving Corporation's right to indemnification pursuant to Article VII; and at the Closing Parent and Merger Sub shall have received a certificate executed by the President of the Company to the foregoing effects;

        (b) No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges, or might reasonably be expected to result in a challenge to, this Agreement or the Merger or any other transaction contemplated hereby, or which claims, or might reasonably be expected to give rise to a claim for, damages in a material amount as a result of the consummation of the Merger or any other transaction contemplated hereby;

        (c) At the Closing, there shall be delivered to Parent and Merger Sub the opinion of Fenwick & West, counsel for the Company, dated the Closing Date, in form and substance satisfactory to Parent and Merger Sub and their counsel, to the effect that:

                (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with corporate power to own its property and to conduct its business as now conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which character of the assets owned or leased by it makes such license or qualification necessary;

                (ii) The authorized, issued and outstanding capital stock of the Company on the Closing Date is as set forth in such opinion. Immediately prior to the Closing, except as set forth in the Company Disclosure Schedule, to the knowledge of such counsel, no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in the Company Disclosure Schedule or as provided for in the Amended and Restated Articles of Incorporation of the Company, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof

                (iii) The issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable; all of the outstanding shares of capital stock of the Company did not require registration under the Securities Act (assuming the accuracy of representations made by purchasers of such stock) except as set forth on the Company Disclosure Schedule;

                (iv) There is no litigation, action, suit, investigation, or proceeding pending, or threatened, against or affecting the Company which, individually or in the aggregate, might result in any Material Adverse Change (as defined in Article IV) except as set forth in the Company Disclosure Schedule;

                (v) All requisite corporate action has been taken by the Company under its Amended and Restated Articles of Incorporation and by-laws and the laws of the State of

        California to enable the Company to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder;

                (vi) The execution of this Agreement and the Agreement of Merger by the Company, and the performance of its obligations hereunder and thereunder, will not result in the violation of any order or decree known to such counsel of any court binding upon the Company or its property, or conflict with or constitute a default under, the Company's articles of incorporation or by-laws or under any note, debt instrument, security agreement or mortgage, or any other material agreement or commitment; identified by the Company by which the Company is bound, or result in the creation or imposition of any lien or encumbrance in favor of any third person upon any of the property of the Company;

                (vii) This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by the Company, as applicable, and are binding upon and enforceable against the Company in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy;

                (viii) All authorizations, consents and approvals of all governmental agencies and authorities of the United States, the State of California and the State of Delaware required in order to permit consummation by the Company of the transactions contemplated by this Agreement and Agreement of Merger have been obtained (it being understood that such counsel need not express an opinion with respect to antitrust and trade regulation laws or respecting the availability of an exemption from the registration requirements of the Securities Act or applicable state securities laws); and

                (ix) Upon the filing of the Agreement of Merger and Officers' Certificates at the Effective Time, the Merger shall be effective under the laws of the State of California.

In rendering such opinion, Fenwick & West may rely as to matters governed by the laws of the states other than the State of California or the State of Delaware on local counsel in such jurisdictions.

        (d) Parent shall have received an unqualified written opinion from Ernst & Young, Parent's independent accountants, that Parent should account for the Merger as a "pooling of interests" under applicable rules and regulations of the Commission.

        (e) Employment agreements in forms previously approved by Parent and the Company shall have been entered into with each of Kenneth Ross, Beverly Powell, Lee Harris and Kimberly Weins (the "Employment Agreements");

        (f) The Company shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies, as well as all consents and waivers required under the Company's articles of incorporation, (including as pertains to the Merger not constituting a liquidation event under such articles of incorporation and those set forth in section 4.4 of the Company Disclosure Schedule) in each case in form and substance satisfactory to Parent and Merger Sub and their counsel, and no such consent, authorization or approval shall have been withdrawn.

        (g) Holders of Company Shares representing at least ninety-five percent (95%) of the voting power of Company Shares entitled to approve the Merger and this Agreement shall have executed and delivered the Company's Shareholders' Consent in favor of the transactions contemplated herein and the Participation Agreements shall have been entered into by each of the parties identified in
Section 5.7.

        (h) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Parent and Merger Sub and their counsel, and Parent and Merger Sub and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

        (i) At or prior to the Closing, Parent and Merger Sub and their counsel shall have received copies of the following documents:

                (i) (A) the articles of incorporation of the Company, certified as of a recent date by the Secretary of State of the State of California, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, and listing all documents of the Company on file with said Secretary and (C) a certificate of the Franchise Tax Board as to the payment of all franchise taxes by the Company;

                (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the

        Agreement of Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Agreement of Merger; (C) that the articles of incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Agreement of Merger and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent and Merger Sub or their counsel reasonably may request.

        (j) Parent shall be satisfied, in its sole discretion, that the approval of the Merger, this Agreement and all associated transactions by the Company Shareholders and the issuance of Parent Common Stock hereunder shall have been conducted in compliance with Regulation D of the Securities Act of 1933, as amended.

        (k) The Company shall have furnished Parent with a true and complete copy of the audited balance sheet of the Company as of September 30, 1994 and the audited statements of operations, changes in shareholders' equity and changes in financial position of the Company for the fiscal year ended September 30, 1994 and such financial statements shall indicate no Material Adverse Change from the corresponding unaudited versions of such financial statements referred to in Section 4.7 hereof.

        (l) The Investor Rights Agreement, as defined in Section 4.2(a) of the Company Disclosure Schedule, and all rights of the parties to such agreement contained therein, shall have been terminated in its entirety.

        (m) The Settlement Agreement and Mutual Release made and entered into as of November 4, 1994, by and among the Company, Parent, Whiteport Corp., N.V. ("Whiteport") and Messrs. Davison and Melviez shall be in full force and effect and the Company shall have made full payments of any amounts required thereunder.

        (n) Parent and Merger Sub shall have the right in their sole discretion to waive in writing any of the foregoing conditions precedent.

                                  ARTICLE VII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES and COVENANTS;
                                INDEMNIFICATION

        Section 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the Company, Parent and Merger Sub contained herein or in any schedule, document, written statement, certificate or other instrument delivered by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company, Parent or Merger Sub, as the case may be, and the completion of the transactions contemplated hereby and shall terminate upon the publication of Parent's audited financial results for the year ended June 30, 1995; provided, however, that the sole method of enforcing liability against the Company Shareholders, or any of them, under this Agreement, and any recovery of losses against such persons shall be subject to the terms of this Article VII.

        Section 7.2  INDEMNIFICATION.

        (a) Parent and the Surviving Corporation shall be indemnified and held harmless until the publication of Parent's audited financial results for the year ended June 30, 1995 (the "Escrow Termination Date") from and against any loss, expense, liability or other damage (including reasonable legal and accounting fees and costs) suffered by Parent or the Surviving Corporation resulting from:

        (i)  any breach by the Company of this Agreement; or

        (ii) any inaccuracy in or breach of any of the representations, warranties, or covenants made by the Company in this Agreement as modified and supplemented by the Company Disclosure Schedule; or

        (iii) any inaccuracy or misrepresentation in a document, certificate or affidavit delivered by the Company or in accordance with the provisions of this Agreement.

        (b) Parent's and the Surviving Corporation's right to make claims against the Indemnification Escrow Shares hereunder shall provide the sole method of enforcing the right to indemnification pursuant to Section 7.2(a); provided, however, that nothing in this Agreement shall be deemed to limit any right or remedy of Parent or the Surviving Corporation for criminal activity or fraud, or breaches of covenants or inaccuracies in any representations or warranties set forth in the Participation Agreement.

        (c) Parent and the Surviving Corporation shall not be entitled to indemnification hereunder (out of the Indemnification Escrow Shares) until the aggregate amount of all losses, expenses, liabilities and other damages suffered by Parent or the Surviving Corporation exceeds $100,000 (including attorney's fees and expenses incurred in connection therewith) (the "Threshold") whereupon Parent and the Surviving Corporation shall be entitled to indemnification hereunder (out of the Indemnification Escrow Shares) for the aggregate amount of all of such losses, expenses, liabilities and other damages suffered by Parent or the Surviving Corporation, without taking into account the Threshold but in no event exceeding the Indemnification Escrow Shares (except as set forth in Section 7.2(b)).

        Section 7.3  DISTRIBUTIONS AND CLAIMS.

        (a) Upon obtaining knowledge of any state of facts, claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder (referred to herein as an "Indemnification Claim"), Parent shall give written notice of such state of facts, claim or demand ("Notice of Claim") to the Indemnification Representative and to the Indemnification Escrow Agent. A Notice of Claim shall be given whether or not the Threshold has been reached. Parent shall not be entitled to give a Notice of Claim after the Escrow Termination Date except with respect to any matter which was the subject of a Notice of Claim given prior to such date. The Notice of Claim shall set forth the amount of the loss, expense, liability or other damage suffered, or which may be suffered, by Parent or the Surviving Corporation. Parent shall furnish to the Indemnification Representative in reasonable detail such information, correspondence and documentation as Parent may have with respect to such Indemnification Claim. So long as the Notice of Claim is given by Parent prior to the Escrow Termination Date, no failure or delay by Parent in the performance of the foregoing shall reduce or otherwise affect Parent's or the Surviving Corporation's right to indemnification hereunder except to the extent that the Company Shareholders (as beneficial owners of the Indemnification Escrow Shares) have been prejudiced thereby. The date that a Notice of Claim shall be deemed to be made hereunder shall be:

         (x) the second business day after the date of the postmark on the registered or certified mail containing the Notice of Claim; or

         (y) if the Notice of Claim is personally delivered, the date of such personal delivery.

        (b)(i) Upon receipt by the Indemnification Escrow Agent at any time prior to the Escrow Termination Date of a Notice of Claim, the Indemnification Escrow Agent shall, subject to the provisions of Section 7.3(b)(ii) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable after expiration of the twenty-day notice period related to a Challenged Claim, Indemnification Escrow Shares having a market value equal to the amount set forth in the Notice of Claim. The market value of an Indemnification Escrow Share, for the purpose of this Section 7.3, shall be equal to (i) the Transaction Value divided by 607,297 if the Average Price is greater than $34.00 per share and (ii) the Average Price in all other cases.

        (ii) The Indemnification Representative shall have twenty (20) days from the date of a Notice of Claim within which to object, by written notice of objection given to Parent and the Indemnification Escrow Agent, to any Indemnification Claim (a "Challenged Claim"). If notice of objection to any such claim is not provided by the Indemnification Representative, the validity and stated amount of the claim will be deemed to have been accepted (such claims being referred to herein as "Accepted Claims"). The parties shall submit the matter of a Challenged Claim to arbitration in accordance with Section 7.8 hereof. If a Notice of Claim sets forth a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnification Representative shall have the right, at the expense of the Company Shareholders as set forth herein, to participate in but not assume control of the defense of such claim (which defense shall be controlled by Parent). If the Indemnification Representative does not elect to participate in the defense of such third-party claim, the Company Shareholders shall nevertheless be bound by the results of such claim or litigation. In the event that the Indemnification Representative shall undertake to participate in any such matter, he shall promptly notify Parent and the Company Shareholders of his intention to do so, and Parent agrees to cooperate with the Indemnification Representative in the compromise of, or defense against, any such matter (at the expense of the Company Shareholders); PROVIDED, HOWEVER, that neither Parent, the Indemnification Representative nor the Company Shareholders shall agree to a settlement of any such matter without the prior written consent of both Parent and the Indemnification Representative, which consent will not be unreasonably withheld.

        (iii) The Indemnification Escrow Agent shall retain in escrow after the Escrow Termination Date the number of Indemnification Escrow Shares (computed to the nearest whole share) having a market value equal to the sum of (i) the dollar amount of all Challenged Claims and pending or threatened Indemnification Claims of this Section which have not been finally determined and (ii) the anticipated expenses of the Indemnification Representative, as estimated by the Indemnification Representative. The "dollar amount" of any Indemnification Claim shall be calculated assuming the maximum possible exposure, EXCEPT, however, that, with respect to an Indemnification Claim for which legal action has not been taken against Parent or the Surviving Corporation within two years following the Notice of Claim (the "Period"), then the dollar amount of such Indemnification Claim shall be as agreed upon by Parent and the Indemnification Representative, and if they cannot agree within 90 days of the end of the Period, then such dollar amount shall be determined by arbitration in accordance with Section 7.8 herein.

        (iv) On the Escrow Termination Date, the Indemnification Escrow Agent shall deliver to the Company Shareholders the balance of the Indemnification Escrow Shares not delivered to Parent or the Surviving Corporation, as applicable, or retained in escrow pursuant to Section 7.3(b)(iii) or delivered to the Indemnification Representative as reimbursement for expenses. Each Company Shareholder shall receive his proportional share interest in such distribution, to be determined as follows: the number of Indemnification Escrow Shares to be distributed to each Company Shareholder shall be multiplied by a fraction, the numerator of which is the number of shares of Parent Common Stock (including fractional shares) delivered to the Indemnification Escrow Agent for such Company Shareholder's account at the Effective Time of the Merger, and the denominator of which is the aggregate number of Indemnification Escrow Shares delivered to the Indemnification Escrow Agent at the Effective Time of the Merger. If any Indemnification Escrow Shares are retained to provide for pending Indemnification Claims and expenses, then each Company Shareholder's distributed interest shall be rounded down to the next number of whole shares, and fractional shares shall be retained in escrow. If no Indemnification Escrow Shares are retained, then the distribution to each Company Shareholder shall include each cash payment by Parent in lieu of fractional shares as provided in subparagraph (c) of this Section 7.3.

        (c) Indemnification Escrow Shares that are not distributed to the Company Shareholders on the Escrow Termination Date because they have been retained pursuant to Section 7.3(b)(iii) shall be distributed (as appropriate) as promptly as practicable after disposition of each such Indemnification Claim. Upon the date after which the last of all Challenged Claims and all other Indemnification Claims has been finally determined and the final distribution has been made to Parent (and to the Indemnification Representative, if applicable) (the "Termination Date"), the balance of all Indemnification Escrow Shares shall be delivered to the Company Shareholders, subject to cash payment by Parent in lieu of fractional shares as hereinafter provided, and the escrow shall be terminated. In lieu of such fractional shares, any Company Shareholder who would otherwise be entitled to a fraction of an Indemnification Escrow Share (after aggregating all fractional Indemnification Escrow Shares to be received by such holder) will be paid the cash value of such fraction, which shall be equal to the fraction multiplied by an amount equal to (i) the Transaction Value divided by 607,297 if the Average Price is greater than $34.00 per share and (ii) the Average Price in all other cases. Parent shall make a cash payment to the Indemnification Representative in an amount equal to the aggregate of all cash distributions to Company Shareholders.

        (d) In the event that Parent shall deliver the Special Notice to the Indemnification Escrow Agent pursuant to the terms of Section 5.17, the Indemnification Escrow Agent shall promptly deliver the Special Escrow Shares (if any) to the Company Shareholders. In the event of such distribution of the Special Escrow Shares to the Company Shareholders, each Company Shareholder shall receive its proportional share interest of such distribution (determined in the same manner as in subsection (b) above), subject to cash payment by Parent in lieu of fractional shares as follows: any Company Shareholder who would otherwise be entitled to a fraction of a Special Escrow Share (after aggregating all fractional Special Escrow Shares to be received by such holder) will be paid the cash value of such fraction, which shall be equal to the fraction multiplied by an amount equal to (i) the Transaction Value divided by 607,297, if the Average Price is greater than $34.00 per share and (ii) the Average Price in all other cases. Parent shall make a cash payment to the Indemnification Representative in an amount equal to the aggregate of all cash distributions to Company Shareholders.

        If the Special Notice is not delivered to the Indemnification Escrow Agent pursuant to the terms of Section 5.17, the Indemnification Escrow Agent shall promptly deliver all of the Special Escrow Shares (if any) to Parent.

        Section 7.4  VOTING RIGHTS AND DISTRIBUTIONS.

        (a) The Indemnification Escrow Shares and the Special Escrow Shares (if any), unless and until delivered to Parent pursuant to this Agreement, or distributed to the Indemnification Representative or to the Company Shareholders, shall be registered in the respective names of the Company Shareholders, who shall be entitled to vote their respective Indemnification Escrow Shares and the Special Escrow Shares (if any). All cash dividends or distributions of assets declared by Parent with respect to its Common Stock prior to the Termination Date, shall be payable to the Company Shareholders as if each had received all of the shares of Parent Common Stock deliverable to him at the Effective Time of the Merger and no shares had been placed into escrow under this Agreement (subject to reduction to reflect the delivery of Indemnification Escrow Shares and/or Special Escrow Shares (if any) to Parent, the Surviving Corporation or the Indemnification Representative (as reimbursement of expenses) under this Agreement).

        (b) All shares of Parent Common Stock relating to Indemnification Escrow Shares and the Special Escrow Shares (if any) still held by the Indemnification Escrow Agent under this

Agreement and resulting from conversion, stock dividend, stock split, reclassification, recapitalization or corporate reorganization of Parent, shall be delivered to the Indemnification Escrow Agent when deliverable to holders of other outstanding shares of Parent Common Stock, shall be credited to the accounts of the Company Shareholders and shall constitute additional Indemnification Escrow Shares or Special Escrow Shares (if any), as the case may be.

        Section 7.5  THE INDEMNIFICATION REPRESENTATIVE.

        (a) As long as there are shares held in escrow pursuant to this Agreement, the Company Shareholders, and each of them, will be represented by the Indemnification Representative to receive any notice under this Agreement for the Company Shareholders, and each of them, and to give any and all notices and instructions and take any and all action for and on behalf of the Company Shareholders, and each of them, under this Agreement. The Company Shareholders will have the right to remove the Indemnification Representative and, upon such removal or, in the event of the Indemnification Representative's death or resignation, to appoint as the new Indemnification Representative any Company Shareholder at any time and from time to time during the period when any shares are held in escrow, by a vote of Company Shareholders holding a majority interest in the Indemnification Escrow Shares held in escrow at such time evidenced by a writing executed by such majority Company Shareholders. The appointment of a new Indemnification Representative will be of no force or effect whatsoever upon Parent or the Indemnification Escrow Agent or otherwise under this Agreement until three days after the later of the dates when Parent or the Indemnification Escrow Agent receives written notice of such appointment, which notice must include at least: (i) the identity and address of the new Indemnification Representative and a statement that such Indemnification Representative has been appointed by a vote of Company Shareholders holding a majority interest in the Indemnification Escrow Shares then held in escrow; (ii) the duly acknowledged signatures of each of the Company Shareholders voting for the new Indemnification Representative; and (iii) a statement that any non-signing Company Shareholder has been notified in writing of the appointment of the new Indemnification Representative. Parent and the Indemnification Escrow Agent will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Any notice given to the Indemnification Representative will constitute notice to each and all of the Company Shareholders at the time notice is given to the Indemnification Representative. Any action taken by, or notice or instruction received from, the Indemnification Representative will be deemed to be action by, or notice or instruction from, each and all of the Company Shareholders. Parent may and the Indemnification Escrow Agent will disregard any notice or instruction received from any Company Shareholder other than the then acting Indemnification Representative with regard to this Agreement.

        (b) The Indemnification Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of gross negligence or willful misconduct. The Indemnification Representative may consult with counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Indemnification Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Indemnification Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

        (c) The Indemnification Representative shall be entitled to employ such legal counsel and other experts as he may deem necessary to advise him properly with respect to his rights and obligations hereunder and to evaluate Indemnification Claims and to pursue challenges to Indemnification Claims or to defend Third Party Claims. The reasonable expenses and fees of such counsel and experts, and any reasonable, documented out of pocket expenses which the Indemnification Representative incurs under Section 7.3 or hereunder in relation to evaluating, challenging or contesting claims, shall be reimbursed by Parent. Reimbursement of such expenses of the Indemnification Representative shall occur within thirty (30) days of delivery of an invoice to Parent and the Indemnification Escrow Agent; provided, however, that the Indemnification Representative shall not be entitled to reimbursement for expenses incurred in excess of $25,000 in the aggregate without the prior written consent of Parent, which consent will not be unreasonably withheld.

        (d) The Indemnification Representative hereby agrees to do such other acts, and execute such further documents, as the Indemnification Escrow Agent or Parent shall deem necessary to carry out the provisions of this Agreement or to transfer any Indemnification Escrow Shares and Special Escrow Shares (if any) pursuant to the terms hereof.

        Section 7.6 INTEREST IN ESCROW SHARES. The interest of the Company Shareholders in the Indemnification Escrow Shares and the Special Escrow Shares (if any) deposited by them hereunder is nonassignable and shall be transferable only by operation of law.

        Section 7.7  PROVISIONS CONCERNING THE ESCROW AGENT.

        (a) The Indemnification Escrow Agent shall be entitled to reasonable compensation for all services rendered and expenses incurred by it in the performance of its obligations hereunder. The Indemnification Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Indemnification Escrow Agent and such legal counsel's and other expert's fees and expenses shall be borne by Parent; PROVIDED, however, that if the aggregate amount of all Indemnification Claims exceeds the Threshold, then such fees and expenses shall be shared one-half by Parent and one-half by the Company Shareholders out of the Indemnification Escrow Shares.

        (b) The Indemnification Escrow Agent shall not be liable for any diminution of value of the Indemnification Escrow Shares or Special Escrow Shares (if any). The Indemnification Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Indemnification Escrow Shares and the Special Escrow Shares (if any) except as provided herein.

        (c) Notwithstanding any other provisions herein contained, the Indemnification Escrow Agent may at all times act upon and in accordance with the joint written instructions of Parent and the Indemnification Representative. The Indemnification Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

        (d) The duties and responsibilities of the Indemnification Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Indemnification Escrow Agent pursuant to this Agreement, and the Indemnification Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; PROVIDED, HOWEVER, with the written consent of the Indemnification Escrow Agent, this Agreement may be amended at any time by an instrument in writing signed by Parent and the Indemnification Representative. The Indemnification Escrow Agent shall advise Parent from time to time, upon request, as to (i) the number of Indemnification Escrow Shares or Special Escrow Shares (if any) represented by certificates surrendered to the Indemnification Escrow Agent, and (ii) the number of Indemnification Escrow Shares or Special Escrow Shares (if any) and the amount of cash distributed by the Indemnification Escrow Agent to the Company Shareholders.

        (e) The Indemnification Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Indemnification Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

        (f) The Indemnification Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Indemnification Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Indemnification Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Indemnification Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        (g) The Indemnification Escrow Agent may resign by giving sixty (60) days' advance written notice to Parent and the Indemnification Representative and thereafter shall deliver the Indemnification Escrow Shares (and the Special Escrow Shares (if any) if not yet delivered from escrow) to such substitute escrow agent as Parent and the Indemnification Representative shall jointly direct in writing. If such discretion to deliver to a substitute escrow agent is not received by the Indemnification Escrow Agent within sixty (60) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to deliver all items held by it to any other bank or trust company in the City of New York with capital and surplus of at least $20,000,000 which is selected by the Indemnification Escrow Agent; such bank or trust company then shall hold the same as the Indemnification Escrow Agent, subject to the provisions hereof.

        (h) In consideration of its acceptance of the appointment as the Indemnification Escrow Agent, the Parent agrees to indemnify and hold the Indemnification Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arrive out of or be bared upon the gross negligence or willful misconduct of the Indemnification Escrow Agent), and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

        Section 7.8 ARBITRATION. All disputes related to the indemnification obligations of the Company Shareholders under the provisions of this Article VII shall be submitted to, and settled by, arbitration in New York, New York, in accordance with the Rules of the American Arbitration Association. The dispute shall be submitted to one arbitrator agreed to by Parent or the Surviving Corporation and the Indemnification Representative. If Parent or the Surviving Corporation and the Indemnification Representative cannot agree on one arbitrator, one arbitrator will be selected by each party, with the two selected arbitrators then selecting a third arbitrator. The fees of the arbitration or arbitrators shall be shared one-half by Parent or the Surviving Corporation and one-half by the Company Shareholders. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of California for the purposes of the enforcement of any arbitration award.

                                  ARTICLE VIII

                       TERMINATION; AMENDMENT AND WAIVER

        Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the shareholders of the Company:

        (a)  By mutual written consent of Parent, Merger Sub and Company;

        (b) By Parent, Merger Sub or by Company if, at or before the Closing, any conditions set forth herein for the benefit of Parent, Merger Sub or Company, as the case may be, (i) shall not have been timely met or (ii) shall have become impossible to satisfy;

        (c) By Parent or Merger Sub, if there has been a material breach of this Agreement on the part of the Company or any of the Principal Shareholders with respect to any of their covenants, representations or warranties contained herein or in the Participation Agreement and such breach has not been cured within 10 business days after written notice thereof from Parent or Merger Sub;

        (d) By Company, if there has been a material breach of this Agreement on the part of Parent or Merger Sub with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured within 10 business days after written notice thereof from Company; or

        (e) By Parent, Merger Sub or by Company if: (i) the Closing of the transactions contemplated by this Agreement shall not have occurred on or before
(x) November 30, 1994 (or December 31, 1994 in the case that such November 30, 1994 date is extended pursuant to Section 1.7) in the case that the approval of the Merger, this Agreement and the transactions contemplated hereby by the Company Shareholders has been conducted in satisfaction of the condition set forth in Section 6.3(j), or (y) March 31, 1995 in the case that Parent determines in its sole discretion that the condition in such Section 6.3(j) can not be satisfied, or (z) such later date as may have been agreed upon in writing by the parties hereto; provided, that the right to terminate this Agreement under this clause (i) shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity, which would (A) prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger or (B) render Parent, Merger Sub or the Company unable to consummate the Merger.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

        Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Merger Sub or the Company, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and except for the provisions of Section 5.2(b) and (c) hereof which shall survive indefinitely.

        Section 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Parent.After approval hereof by the shareholders of the Company, no amendment shall be made which reduces the Merger Consideration without the further approval of such shareholders.

        Section 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

        Section 9.1 BROKERS. The Company represents and warrants that no broker, finder or investment banker or similar financial or other advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

        Section 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) if delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                If to Parent or Merger Sub:

                        IMRS Inc.
                        777 Long Ridge Road
                        Stamford, Connecticut  06902

                        Attention:  James A. Perakis
                                    President and CEO

                with copies to:

                        Testa, Hurwitz & Thibeault
                        Exchange Place
                        53 State Street
                        Boston, Massachusetts 02109

                        Attention:  James P. O'Hare, Esq.

                If to the Company:

                        Pillar Corporation
                        950 Tower Lane, Suite 400
                        Foster City, California 94404

                        Attention:  Kenneth Ross
                                    President and CEO

                with copies to:

                        Fenwick & West
                        Two Palo Alto Square
                        Palo Alto, CA  94306

                        Attention:  Jacqueline A. Daunt, Esq.

                If the Representative:

                B.J. Cassin
                3000 Sand Hill Road
                Suite 3-210
                Menlo Park, CA  94025


                with copy to:

                        Fenwick & West
                        Two Palo Alto Square
                        Palo Alto, CA  94306

                        Attention:  Jacqueline A. Daunt, Esq.

                If the Escrow Agent:

                American Stock Transfer & Trust Company
                6201 15th Avenue, 3rd Floor
                Brooklyn, NY  11210

                        Attention:  Herb Lemmer, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

        Section 9.3 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means any corporation or other entity of which voting securities possessing voting power sufficient to elect a majority of the Board of Directors or similar body are, at the time as of which any determination is being made, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Parent and Company Disclosure Schedules, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

        Section 9.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.6 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either the Company or Parent of the benefit of the bargain.

        Section 9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.

        Section 9.8 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the Company if such expenses were incurred on behalf of the Company or its shareholders and by Parent if such expenses were incurred on behalf of Parent, its shareholders or Merger Sub; provided, however, that if the Merger is consummated, the Company shall pay the reasonable, documented expenses incurred by the Company for investment bankers, accountants and attorneys incurred on behalf of the Company and in connection with the Merger up to a maximum amount not to exceed $200,000, and any expenses incurred by the Company in excess of such amount (but in no event more than $25,000) shall constitute an Accepted Claim (as defined in Article VII) and any amounts in excess of such $25,000 amount shall be borne by the Company Shareholders and not the Company.

        Section 9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 9.10 SEALED INSTRUMENT. This Agreement is executed as an instrument under seal.


           [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Indemnification Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.

                                                IMRS INC.


[Corporate Seal]
                                                By:  /S/ JAMES PERAKIS
                                                   --------------------------
                                                Title: President and CEO
                                                      -----------------------
Attest:

   /S/ CRAIG SCHIFF
- -----------------------------
                                                IP MERGER, INC.

[Corporate Seal]
                                                By:  /S/ JAMES PERAKIS
                                                   --------------------------
                                                Title: President
                                                      -----------------------
Attest:

   /S/ LUCY RAE RICCIARDI
- -----------------------------
                                                PILLAR CORPORATION

[Corporate Seal]
                                                By:  /S/ KENNETH ROSS
                                                   --------------------------
                                                Title: President
                                                      -----------------------
Attest:


- -----------------------------

                                                For purposes of only the
                                                matters set forth in Article
                                                VII hereof, AMERICAN STOCK
                                                TRANSFER & TRUST COMPANY

                                                -----------------------------

                                                By:  /S/ HERBERT J. LEMMER
                                                   --------------------------
                                                Title: Vice President
                                                      -----------------------

                                Exhibits A - C
                                --------------

                             Intentionally Omitted

                                                                       EXHIBIT D
                                                                       ---------

                           RESTRICTED SECURITIES AND
                         REGISTRATION RIGHTS AGREEMENT


                                                November __, 1994



Dear Sir/Madam:

        Pursuant to the Agreement and Plan of Reorganization dated as of November 7, 1994 (the "Acquisition Agreement"), among IMRS Inc. (the "Company"), IP Merger, Inc., a subsidiary of the Company ("Merger Sub"), and Pillar Corporation ("Pillar"), Merger Sub is being merged with and into Pillar. In connection therewith you, as one of the holders (the "Holders") of Common Stock of Pillar, Preferred Stock of Pillar and/or warrants to purchase same, are acquiring shares of Common Stock of the Company. As context requires, a Holder may be referred to as a "seller". In connection with the transaction, the Company and you covenant and agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                "COMMON SHARES" shall mean the shares of Common Stock of the Company issued to the Holders on even date herewith pursuant to the Acquisition Agreement and the shares of Common Stock issuable upon exercise of the warrants (the "Warrants") to purchase Common Stock represented by warrants to purchase capital stock of Pillar which did not expire upon the closing of the Merger (as defined in the Acquisition Agreement).

                "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

                "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "REGISTRATION EXPENSES" shall mean the expenses so described in
        Section 8.

                "RESTRICTED STOCK" shall mean the Common Shares, excluding Common Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act.

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "SELLING EXPENSES" shall mean the expenses so described in
        Section 10.

        2.  COMPLIANCE WITH SECURITIES LAWS.  You represent and warrant that:

         (a) You are acquiring the Common Shares to be issued to you solely in exchange for the shares of capital stock of Pillar owned by you or otherwise issuable to you by Pillar in connection with the transactions contemplated by the Acquisition Agreement.

         (b) You have paid no brokerage or similar commissions in connection with the acquisition of such Common Shares.

         (c)  You are acquiring such Common Shares solely for your account.

        You have provided such information as may reasonably have been requested by the Company in order for the Company or its counsel to evaluate the availability of an exemption under the Securities Act for the issuance of Company Stock to you.

        3.  [deleted]

        4. SECURITIES ACT MATTERS. You acknowledge and agree that the Common Shares to be issued to you have not been (and at the time of acquisition by you, will not have been) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. You recognize and acknowledge that such claims of exemption are based, in part, upon your representations contained in this Agreement. You further recognize and acknowledge that, because the Common Shares are unregistered under federal and state laws, they are not presently eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. You recognize and acknowledge that Rule 144 promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now be available to you for
resale of the Common Shares,    and you recognize and acknowledge that, in the
absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Common Shares by you. You recognize and acknowledge that, except as set forth in this Agreement, the Company is under no obligation to register the Common Shares, either pursuant to the Securities Act or the securities laws of any state.

        5. RESTRICTIVE LEGEND. Each certificate representing Common Shares shall, except as otherwise provided in this Section 5 or in Section 6, be stamped or otherwise imprinted with a legend substantially in the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS SET FORTH IN A RESTRICTED SECURITIES AND REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER __, 1994, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144 or an effective registration statement.

        6. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Common Shares (other than under the circumstances described in Section 8), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such security shall be entitled to transfer such security in accordance with the terms of its notice; provided, however, that no prior notice or opinion of counsel shall be required if the sale is made in compliance with Rule 144 or if such transfer is to one or more partners of the transferor (in the case of a transferor that is a partnership) (a "Distribution"). Each certificate for Common Shares transferred as above provided shall bear the legend set forth in
Section 5, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any
subsequent transferee   (other than an affiliate of the Company) would be
entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 6 shall not apply to securities which are not required to bear the legend prescribed by
Section 5 in accordance with the provisions of that Section.

        7. REGISTRATION. The Company agrees to cause a registration statement under the Securities Act on an appropriate form (which shall be Form S-3, if available) relating to all shares of Restricted Stock to be filed (i) no later than December 20, 1994 in the case that the closing under the Acquisition Agreement occurs on or before November 30, 1994 and (ii) within 30 days after the date of any other such closing and further agrees to use all reasonable efforts to cause such registration statement to be declared effective by the Commission as soon as reasonably practicable.

        8. REGISTRATION PROCEDURES. In using its efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

        (a) prepare and file with the Commission a registration statement with respect to such securities on or before the date specified in Section 7 above and use all reasonable efforts to cause such registration statement to become effective on or before the date specified in Section 7 above and to remain effective until the earlier of the sale of all Restricted Stock covered thereby or two years after the Closing Date (as defined in the Acquisition Agreement), PROVIDED, however, that the Company may suspend sales at any time under the registration statement immediately upon notice to the undersigned at the last known address of the undersigned, for a period or periods of time not to exceed in the aggregate 60 days during any 12-month period, if there then exists material, non-public information relating to the Company which, in the reasonable opinion of the Company, would not be appropriate for disclosure during that time;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above;

        (c) furnish to each seller of Restricted Stock such number of copies of the registration statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

        (d) use all reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of California and of such other jurisdictions as the sellers of Restricted Stock reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

        (e) use all reasonable efforts to have the Restricted Stock covered by such registration statement subject to quotation on the Nasdaq National Market; and

        (f) notify each seller of Restricted Stock under such registration statement (at any time when a prospectus relating thereto is required to be delivered under the Securities Act), of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

        In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws.

        If the registration pursuant to Section 7 involves an underwritten public offering, the Company and each seller who wishes to participate in such underwriting agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature. Holders of Restricted Stock shall not be required to participate in an underwriting; shares of Restricted Stock held by such non- participating holders shall be registered as required by this Agreement but shall not be included in the underwriting.

        9. EXPENSES. All expenses incurred by the Company in complying with Sections 7 and 8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable fees and disbursements of one counsel selected by the selling stockholders) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts (if any) and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

        The Company will pay all Registration Expenses in connection with the registration statement under Section 7. All Selling Expenses in connection with the registration statement under Section 7 shall be borne by the participating sellers in proportion to the number of shares sold by each.

        10.  INDEMNIFICATION AND CONTRIBUTION.

        (a) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 7, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such seller, each such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if any to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

        (b) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 7, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) the failure of such seller to comply with the provisions of Section 12 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and-controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 10 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this
Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 10; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each holder, severally, on the other hand; PROVIDED, HOWEVER, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (e) The indemnities provided in this Section 10 shall survive the transfer of any Restricted Stock by such holder.

        11. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

        12.  SELLERS' CONDUCT.  You understand and agree as follows:

        (a) You will carefully review the information concerning you contained in the registration statement (if any) and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

        (b) You agree to sell your Common Shares only in the manner set forth in the registration statement;

        (c) You agree to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the registration statement remains effective;

        (d) You agree to only sell shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

        (e) You agree to comply with the prospectus delivery requirements of the Exchange Act;

        (f) You agree to promptly notify the Company of any and all planned sales and completed sales of shares; and

        (g) You agree to suspend sales during the periods when sales are to be suspended pursuant to Section 8(a) herein.

        13.  MISCELLANEOUS.

        (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not.
If you are a partnership and transfer Common Shares in a Distribution, each such transferee shall have the rights and obligations under this Agreement as if such transferee were the distributing partnership, PROVIDED, that such transferee executes a counterpart signature page to this Agreement.

        (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

                if to the Company, at IMRS Inc., 777 Long Ridge Road, Stamford, Connecticut 06902, ATTN: President;

                if to any other party hereto, at the address of such party set forth on the signature page hereto;

                if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding shares of Restricted Stock.

        (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        (g) Notwithstanding anything contained herein to the contrary, this Agreement shall terminate immediately in the event that (i) the Merger is not consummated pursuant to the Acquisition Agreement or (ii) the Company determines that the approval of the Merger and the Acquisition Agreement should be undertaken pursuant to a Form S-4 registration statement and such Form S-4 registration statement has been filed and declared effective by the Securities and Exchange Commission.

        14. REPRESENTATIONS. You hereby represent and warrant to the Company as follows:

     (a)  YOU UNDERSTAND THAT YOUR INVESTMENT IN THE SECURITIES IS ONE OF
          HIGH RISK. YOU ARE ABLE TO BEAR THE TOTAL LOSS OF HIS INVESTMENT IN THE COMPANY.

     (b)  YOU HAVE CONSULTED YOUR OWN ATTORNEY, ACCOUNTANT OR
          INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR YOU. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED YOU TO SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

     (c) The Company has made available to you, during the course of this transaction and prior to the acquisition of the Common Stock and other rights to purchase Common Stock (collectively, the "Securities"), the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Securities and to obtain any additional information relating to the financial condition and business of the Company.

     (d) You understand that you must bear the economic risk of this investment until such time as the Securities are registered; that the Securities are not currently registered under the Securities Act, and, therefore, cannot be resold unless it is subsequently registered under the Securities Act or unless an exemption from such registration is available; that you are purchasing the Securities for investment for your account and not with any present view toward resale or other distribution thereof; that you agree not to resell or otherwise dispose of all or any part of the Securities, except as permitted by law, including, without limitation, any and all applicable provisions of the Acquisition Agreement and this Agreement and any regulations under the Securities Act and applicable state securities laws; that except as provided in the Acquisition Agreement and this Agreement, the Company is under no obligation to register the Securities under the Securities Act or any state securities law or to supply the information which may be necessary to enable you to sell the Securities; and that Rule 144 under the Securities Act is not now available as a basis for exemption from registration of any Securities hereunder.

     (e) You have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in connection
          with this investment in the   Securities.

    (f) Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the Securities will not cause such overall commitment to become excessive. The acquisition of the Securities by you is consistent with your general investment objectives.

    (g) If you are not an accredited investor (as defined in Rule 501(a) under the Securities Act and as set forth by any of the categories on the attached Appendix) you hereby appoint B.J. Cassin as your purchaser representative for purposes of evaluating the merits and irisks of investing in the Securities. Alone or together with B.J. Cassin, you have evaluated the merits and risks of investing in the Securities, and have determined that the Securities are a suitable investment for you.

    (h) You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment in the Securities.

    (i) You received an offer concerning the Securities and first learned of this investment in the state or other jurisdiction listed in the residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

    (j) You hereby acknowledge receipt of the following documents, which documents you have (alone or together with B.J. Cassin as your Purchaser Representative) reviewed:

          (a) The Company's Annual Report on Form 10-K filed with the Commission with respect to its fiscal year ended June 30, 1994;

          (b) The Company's Annual Report to Shareholders for its fiscal year ended June 30, 1994;

          (c) The Company's Proxy Statement, dated October 17, 1994, with respect to its shareholders' meeting to be held on Tuesday, November 15, 1994; and

          (d) Private Placement Memorandum/Information Statement of Pillar and the Company and the Written Consent of Shareholders mailed in November, 1994 with respect to the Merger.

          You acknowledge and warrant that any exhibits to the documents listed as (a) through (d) above which are not directly furnished to you have been made available to you, at your request, prior to consummation of the transactions contemplated by the Agreement. You further acknowledge and warrant that, prior to the execution of this Agreement, you have had the opportunity to ask questions and receive answers from the Company and Pillar concerning the terms and conditions of the transactions contemplated by the Acquisition Agreement and the issuance of the Securities, and concerning any of the documents identified in items
          (a)-(d) above, and to obtain such additional further information from the Company and Pillar as you have deemed necessary to verify the accuracy of the information contained in the documents identified in items (a)-(d) above or any other information furnished to you.


                           [Signature Page to Follow]

        Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you. You understand that the Company is expressly relying on the accuracy of the information contained herein. The foregoing information is complete and correct as of the date hereof. You hereby undertake to promptly notify the Company of any change in the above information prior to investment in the Company.


                                                Very truly yours,

                                                IMRS Inc.

                                                By:__________________________

                                                Title:_______________________


AGREED TO AND ACCEPTED as of
the date first above written.


Name of Seller:________________________


Name of Person Signing:________________


Signature:_____________________________


Title (if applicable):_________________





                 [You must complete page 15 of this Agreement]

Principal Residence Address:    ____________________________________
                                (Number and Street)

NOTE:  NON-PRINCIPAL            ______________________________
RESIDENCE ADDRESSES AND         (City, State)       (Zip Code)
POST OFFICE BOXES
CANNOT BE ACCEPTED.             ______________________________
                                (Residence Telephone)

Mailing Address (if             ______________________________
different from above)           (Number and Street)

                                ______________________________
                                (City, State)       (Zip Code)

Age:___________                 Citizenship:__________________


Social Security or Taxpayer I.D. No.:  _______________________


Occupation or Nature of Business:_____________________________


        If the Seller is a natural person and is an accredited investor described by category 12 or 13 (or both) set forth on the attached Appendix A, please check this box. /__/


        If the Seller is a partnership which is an accredited investor described by category 11 or 15 (or both) on the attached Appendix A, please check this box. /__/


        If the Seller has not checked either of the boxes above, please check this box if at least one of the categories set forth on the attached Appendix A describes you. /__/


        If the Seller has not checked any of the above boxes, please check this box if at least one of the categories set forth on the attached Appendix B
describes you.   /__/

                                   APPENDIX A
                                  ----------

        1. A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

        2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        3. An insurance company (as defined in Section 2(13) of the Securities Act.

        4.  An investment company registered under the Investment Company Act.

        5. A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

        6. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        7. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

        8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (an "ERISA Plan") whose decision to purchase the Interest was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser.

        9. An ERISA Plan with total assets in excess of $5,000,000 or, if a self-directed ERISA Plan, with investment decisions made solely by persons that are "accredited investors."

        10. A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

        11. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000.

        12. A natural person whose net worth (either individually or jointly with such person's spouse) at the time of the Closing exceeds $1,000,000.

        13. A natural person who had an individual income in excess of $200,000 or joint income with such person's spouse in excess of $300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

        14. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase of the Interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

        15. An entity in which all of the equity owners fit into at least one of the categories listed under paragraphs 1-14 above.

                                   APPENDIX B
                                   ----------

        1. Any relative, spouse or relative of the spouse of another Seller who has the same principal residence as the other Seller.

        2. Any trust or estate in which you and any of the persons related to you as specified in categories 1 or 3 of this Appendix B collectively have more than 50 percent of the beneficial interest (excluding contingent interests).

        3. Any corporation or other organization of which another Seller and any of the persons related to you as specified in categories 1 or 2 of this Appendix B collectively are beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests.